UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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MASTERCRAFT BOAT HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MASTERCRAFT
BOAT HOLDINGS INC.

2022 PROXY STATEMENT

And Notice of Annual Meeting of Shareholders

MasterCraft

MASTERCRAFT BOAT HOLDINGS, INC.

100 Cherokee Cove Drive

Vonore, Tennessee 37885

September 16, 2022

DEAR SHAREHOLDERS,

At MasterCraft, we take pride in providing the absolute best on-water experience for consumers seeking the boating lifestyle and enjoying the outdoors. Fiscal 2022 was another record year for MasterCraft. The credit for our continuing success goes to the more than 1,750 employees that deliver the quality and innovation that underpins the strength of our MasterCraft, Aviara, and Crest brands. Attracting, developing and retaining our highly skilled and specialized workforce, and keeping them safe continues to be critically important.

POSITIONING FOR LONG-TERM VALUE

As previously announced, we recently exited the NauticStar business following a strategic review by our Board. After considering a wide range of alternatives, our Board determined that a sale of the NauticStar business would best enable us to narrow our focus and direct our resources to our high-performing, profitable businesses with market-leading potential, and maximize shareholder value. We believe that the strength and breadth of our MasterCraft, Crest and Aviara brand offerings and the investments we are making in product development, marketing, production, and operational excellence have positioned the Company better than at any time in our recent history.

PROGRESS ON OUR SUSTAINABILITY EFFORTS

As we’ve said before, we recognize the importance of social and environmental responsibility and global sustainability, and we are committed to making the best products in the best way possible. To that end, we are proud to have recently published our inaugural Sustainability Report to share our commitment to engage in operational excellence, including environmental sustainability, promoting the health and safety of our employees, and being good stewards for all our stakeholders. Highlights in this report include:

•	Reporting utilizing the SASB and TCFD frameworks;
•	Achievement of a safety milestone: over two million hours worked (and counting) without a lost time incident;
•	Initiation of Scope 1 and 2 emissions reporting. Additionally, in fiscal 2022, we’ve made financial and human-resources commitments to zero-emissions electric boating;
•	Adding a Director of Training to expand focus on our employee development at all levels.

Additionally, the transition to a declassified board is now complete, and going forward all directors will stand for election annually. In alignment with our strategic priorities and with the foundations in place to ensure we hold ourselves to high standards in all aspects of our business, we look forward to making boating better and maintaining our Company’s position at the forefront of the marine industry.

On behalf of the entire Board, I thank you for your investment in our Company and continued confidence in us as we execute our strategy. We ask for your voting support on the items contained in this proxy, and thank you for taking the time to cast your vote.

Sincerely,

Frederick A. Brightbill CEO and Chairman of the Board

MASTERCRAFT BOAT HOLDINGS, INC.

NOTICE OF 2022 ANNUAL MEETING OF SHAREHOLDERS

DATE:	October 25, 2022
TIME:	8:00 am Eastern time
LOCATION:	Via a live audio-only webcast at www.proxydocs.com/mcft

2022 ITEMS OF BUSINESS

1.	Elect seven directors nominated by the Board of Directors for a term that expires at the Company’s next Annual Meeting of Shareholders
2.	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2023
3.	Approve, on an advisory basis (i.e. non-binding), the compensation of the Company's named executive officers
4.	Consider and act upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof

We invite you to join us for our 2022 annual meeting of shareholders (the “Annual Meeting”) of MasterCraft Boat Holdings, Inc. (the “Company”), which will be conducted via live audio webcast on October 25, 2022. You may attend the virtual meeting of shareholders online and submit your questions during the meeting by visiting www.proxydocs.com/mcft. We believe the virtual format of the meeting, which we have utilized in the midst of the COVID-19 pandemic, makes it easy for shareholders across the world to attend the meeting and communicate with us. We look forward to your attendance and participation again this year. To register, you will need the control number provided on your proxy card, voting instruction form or Notice of Availability of Proxy Materials. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the meeting and will also permit you to submit questions.

Your vote is important. To be sure your shares are voted at the Annual Meeting, please follow the instructions provided to you and vote your shares today. This will not prevent you from voting your shares during the virtual meeting if you are able to attend. You may vote over the Internet or by mailing a proxy or voting instruction card. Voting over the Internet or by written proxy will ensure your representation at the Annual Meeting, regardless of whether you attend the virtual meeting. If you hold your shares in your own name and choose to attend the Annual Meeting, you may change your vote by revoking your proxy at any time before it is exercised, which can be done by voting your shares online while virtually attending the meeting, by delivering a new proxy or by notifying the Company Secretary in writing prior to the meeting. If your shares are held for you in a brokerage, bank or other institutional account, you must contact that institution to revoke a previously authorized proxy.

A complete list of shareholders of record entitled to vote at the meeting will be made available for inspection by any Company shareholder (i) at the principal executive offices of the Company for ten days prior to the meeting date and (ii) on the virtual shareholder meeting website on the date of the meeting.

Reminder: To be admitted to the annual meeting, see “Questions Relating to this Proxy Statement—How can I attend the Annual Meeting” on page 47.

By order of the Board of Directors,

Frederick A. Brightbill CEO and Chairman of the Board

September 16, 2022

PROXY STATEMENT

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON OCTOBER 25, 2022

The board of directors of the Company (the “Board”) is furnishing this information in connection with the solicitation of proxies for the Annual Meeting. The Annual Meeting will be held in a virtual meeting format only, via the Internet. Instructions on how to participate at the Annual Meeting are posted at www.proxydocs.com/mcft. The proxy statement, the accompanying proxy card and our 2022 Annual Report on Form 10-K will first be mailed to our shareholders on or about September 16, 2022.

This Proxy Statement contains important information for you to consider when deciding how to vote. Please read this information carefully.

All properly executed written proxies and all properly completed proxies submitted by the Internet that are delivered pursuant to this solicitation will be voted at the meeting in accordance with directions given in the proxy, unless the proxy is revoked prior to completion of voting at the meeting.

Only owners of record of shares of common stock of the Company at the close of business on September 2, 2022, the record date, are entitled to vote electronically via the Internet at the meeting, or at any adjournments or postponements of the meeting. Each owner of record on the record date is entitled to one vote for each share of common stock held. There were 18,151,436 shares of common stock issued and outstanding on the record date.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on October 25, 2022: This Proxy Statement is first being sent to shareholders on or about September 16, 2022. All shareholders and beneficial owners may access the proxy materials at www.proxydocs.com/mcft. In addition, this Proxy Statement and our 2022 Annual Report on Form 10-K are available at www.mastercraft.com.

MasterCraft Boat Holdings, Inc.

100 Cherokee Cove Drive

Vonore, Tennessee 37885

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

ANNUAL MEETING INFORMATION

DATE & TIME:	LOCATION:

October 25, 2022	Via a live audio-only webcast at
8 a.m. Eastern time	www.proxydocs.com/mcft

AGENDA AND VOTING RECOMMENDATIONS

		BOARD RECOMMENDS:	LEARN MORE ON PAGE:
1.	Elect seven directors nominated by the Board of Directors for a term that expires at the Company’s next annual meeting of shareholders	✓ FOR ALL	5
2.	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2023	✓ FOR	18
3.	Approve, on an advisory basis (i.e. non-binding), the compensation of the Company's named executive officers	✓ FOR	23

              2022 PROXY STATEMENT   1

DIRECTOR NOMINEES

The following table provides summary information about all director nominees. As of the Annual Meeting, we will no longer have a classified Board.  Accordingly, each director is being nominated for a one-year term that will expire at our next annual meeting of shareholders.  The directors will be elected by the affirmative vote of a majority of the votes cast. Pursuant to our Corporate Governance Guidelines, if an incumbent director fails to receive a majority of the votes cast, the incumbent director will promptly tender his or her irrevocable offer of resignation to the Board. The Board, upon recommendation by the Nominating and Corporate Governance Committee, can then choose to accept the resignation, reject it or take such other action that the Board deems appropriate. For more information about the director nominees, see page 5.

W. PATRICK BATTLE	JACLYN BAUMGARTEN	FREDERICK A. BRIGHTBILL	DONALD C. CAMPION
Age: 59 Independent Committees: •Nominating and Corporate Governance •Strategy (Chair)	Age: 44 Independent Committees: •Nominating and Corporate Governance •Strategy	Age: 70 CEO and Chairman, MasterCraft Boat Holdings, Inc.	Age: 74 Independent Committees: •Audit (Chair) •Compensation

JENNIFER DEASON	ROCH LAMBERT	PETER G. LEEMPUTTE
Age: 47 Independent Committees: •Audit •Strategy	Age: 59 Independent Committees: •Audit •Nominating and Corporate Governance (Chair) •Strategy	Age: 65 Independent Committees: •Audit •Compensation (Chair)

              2022 PROXY STATEMENT   2

2022 HIGHLIGHTS

$707.9M NET SALES ↑ 34.6%	$121.1M ADJUSTED EBITDA(1) ↑ 30.5%	$3.12 / $4.54 GAAP EPS / ADJUSTED EPS(1) ↑ 5.4% / 37.2%

(1)	See “Appendix A – Reconciliation of Non-GAAP Measures” for additional information.

RECORD YEAR FOR THE COMPANY	$25.5M SPEND ON SHARE REPURCHASE PROGRAM	$36.7M REDUCTION OF OUTSTANDING DEBT

CORPORATE GOVERNANCE HIGHLIGHTS

We are committed to establishing and maintaining strong corporate governance practices that reflect high standards of ethics and integrity and promote long-term shareholder value.

BOARD COMPOSITION		POLICIES, PROGRAMS, GUIDELINES
✓	Transitioned to a fully declassified Board	✓	Active Board oversight of the Company’s corporate governance and ESG matters
✓	Diversity of gender, ethnicity and background, with an average tenure of director nominees of 5.1 years	✓	Prohibition on short sales and transactions in derivatives and hedging of Company securities by directors, officers and employees
✓	All directors except our Chief Executive Officer are independent	✓	Prohibition on pledging of Company securities by directors, officers and employees subject to a limited exception
✓	Strong Lead Independent Director with delineated duties	✓	“Overboarding” limits
BOARD PERFORMANCE		SHAREHOLDER RIGHTS
✓	Focus on Board’s risk oversight role	✓	Majority vote standard for the election of directors, with a director resignation policy
✓	Commitment to continuing director education	✓	Simple majority vote standard for amendments to key Company documents and to approve mergers and acquisitions
✓	Annual committee evaluations and periodic Board evaluations	✓	No shareholder rights plan or “poison pill”

              2022 PROXY STATEMENT   3

2022 COMPENSATION PROGRAM HIGHLIGHTS

Our executive compensation program is designed to facilitate high performance and generate results that will create value for our shareholders. We structure compensation to pay for performance, reward our executives with equity in the Company in order to align their interests with the interests of our shareholders and allow our executives to share in our shareholders’ success, which we believe creates a performance culture, maintains morale and attracts, motivates and retains top executive talent.

The primary elements of our fiscal 2022 executive compensation program are base salary, annual bonuses, equity incentive awards and certain employee benefits. Our Compensation Committee reviews and approves our executive compensation program, and maintains the discretion to adjust awards and amounts paid to our executive officers as it deems appropriate. We believe our named executive officers are compensated in a manner consistent with our strategy, compensation best practices and alignment with shareholders’ interests.

STRUCTURE OF OUR COMPENSATION PROGRAM

Our compensation program is structured to be reasonable in magnitude of total opportunity, largely performance-based, and equity-oriented.

CEO TARGET COMPENSATION OPPORTUNITY

Benefits and Perquisites, 1%
Restricted Stock Award, 21%
Performance Based, 50%
Base Salary, 28%
Target Annual Bonus, 28%
Performance Stock Unit, 21%

NEO TARGET COMPENSATION OPPORTUNITY

Benefits and Perquisites, 3%
Restricted Stock Award, 13%
Performance Based, 38%
Base Salary, 46%
Target Annual Bonus, 24%
Performance Stock Unit, 13%

WHAT WE DO
✓	Strong emphasis on performance-based compensation, with a significant portion of named executive officers’ overall compensation tied to objective Company performance measures	✓	Rigorous measures tied to Company Revenue, Adjusted EBITDA, relative Total Shareholder Return and Cumulative Adjusted EPS
✓	Aggressive annual Revenue and Adjusted EBITDA targets	✓	Compensation Committee composed solely of independent directors
✓	Appropriate mix of short-term and long-term incentives	✓	Additional rigorous strategic goals considered for each executive
✓	Annual limits for cash incentives for named executive officers financial (200% of Target) and strategic performance (150% of Target) metrics	✓	Meaningful stock ownership guidelines for certain executive officers and directors
✓	Robust clawback policy for incentive cash and equity compensation paid to our named executive officers	✓	Compensation Committee advised by third-party advisors including independent compensation consultant

WHAT WE DON’T DO
✘	Provide incentives that encourage excessive executive risk-taking	✘	Allow hedging or short sales
✘	Gross up excise taxes that may become due upon a change in control	✘	Guarantee incentive awards for executives

              2022 PROXY STATEMENT   4

OUR BOARD

PROPOSAL 1 - ELECTION OF DIRECTORS

Each of the director nominees listed below are currently directors of the Company. The following is a brief summary of each director nominee’s business experience and qualifications and other public company directorships held currently or in the last five years. The Board believes that each of the seven nominees are well qualified to serve on the Board, and has set forth in the biographies below each nominee’s key experiences, qualifications and attributes that led the Board to conclude that they should serve as a director.

W. PATRICK BATTLE

	Managing Partner, Stillwater Family Holdings Age: 59 Independent Director since: 2017 Committees: •Nominating and Corporate Governance •Strategy (Chair)	EXPERIENCE / QUALIFICATIONS •Strategy •Marketing •Innovation

EXPERIENCE:

•Managing Partner, Stillwater Family Holdings and was instrumental in launching Experience and Fermata Partners (present)

•Chairman, IMG College, following the acquisition of The Collegiate Licensing Company (CLC) by IMG Worldwide. Under his leadership, IMG College became the leader in developing and managing integrated licensing, marketing, and multimedia rights programs for more than 200 U.S. universities, conferences, bowls, and the NCAA

•President and Chief Executive Officer, CLC

QUALIFICATIONS:	•Operational, strategic, and marketing expertise •Senior leadership experience
EDUCATION:	•B.A., Marketing, Georgia State University
OTHER BOARDS:	•Acuity Brands, Inc. (NYSE: AYI), member of the Compensation Committee and Governance Committee

              2022 PROXY STATEMENT   5

JACLYN BAUMGARTEN

	Co-Founder and Chief Executive Officer, Boatsetter Age: 44 Independent Director since: 2018 Committees: •Nominating and Corporate Governance •Strategy	EXPERIENCE / QUALIFICATIONS •Industry •Marketing •Strategy

EXPERIENCE:

•Co-Founder and Chief Executive Officer, Boatsetter, the world’s leading boat sharing platform with boats throughout the United States, Mexico, the Bahamas, the Caribbean, South America and the Mediterranean (present)

•Founder and Chief Executive Officer, Cruzin Inc. (now merged with Boatsetter), where she led a team of marine and insurance industry leaders to create the insurance policy that paved the way for an entire boat sharing industry.

•Partner and Chief Operating Officer, AH Global

•Director of Strategy, DaVita

•Development Manager, Westfield Group

•Consultant, IBM and PricewaterhouseCoopers

QUALIFICATIONS:	•Substantial experience in the boating industry •Strategic and marketing experience •Senior leadership experience
EDUCATION:	•B.A., cum laude, Wellesley College •M.B.A., Stanford University Graduate School of Business

FREDERICK A. BRIGHTBILL

	Chief Executive Officer and Chairman, MasterCraft Boat Holdings, Inc. Age: 70 Chairman since: 2015 Director since: 2015	EXPERIENCE / QUALIFICATIONS •Industry •Strategy •Operations •Product Development

EXPERIENCE:

•Chief Executive Officer, MasterCraft (2019 – present)

•Principal, Brightbill Advisors, Vantage Development and JB Acquisitions

•President of the Aluminum Boat Group, Brunswick Corporation

•Various leadership roles, including President of the Outboard Business Unit and Integrated Operations Division, Mercury Marine

•Senior leadership positions; including, President, CFO, VP Marketing and Sales in consumer durable businesses

QUALIFICATIONS:	•Boating industry experience •Leadership, strategic, product development and operational skills
EDUCATION:	•B.S., Finance, University of Illinois at Urbana Champaign •M.B.A., University of Chicago
OTHER BOARDS	•Previously served on many private company boards

              2022 PROXY STATEMENT   6

DONALD C. CAMPION

	Former Chief Financial Officer, VeriFone, Inc. Age: 74 Independent Director since: 2015 Committees: •Audit (Chair) •Compensation	EXPERIENCE / QUALIFICATIONS •Finance •Accounting •Manufacturing •Information Technology

EXPERIENCE:

•Chief Financial Officer of several public and private companies, including VeriFone, Inc., Special Devices, Inc., Cambridge Industries, Inc., Oxford Automotive, Inc., and Delco Electronics Corporation

QUALIFICATIONS:	•Substantial accounting and tax experience •Leadership positions in diverse manufacturing businesses •Board service experience, including as chair of several audit committees
EDUCATION:	•B.S., Applied Mathematics, University of Michigan College of Engineering •M.B.A., University of Michigan School of Business Administration
OTHER BOARDS:	•Haynes International, Inc., Chairman of the Audit Committee and member of the Compensation Committee •Previously served on the boards of many public and private companies

JENNIFER DEASON

	Board Chair, Belong Acquisition Corp. Age: 47 Independent Director since: 2021 Committees: •Audit •Strategy	EXPERIENCE / QUALIFICATIONS •Finance •Strategy •Marketing •Cybersecurity

EXPERIENCE:

•Current Board Chair and former Chief Executive Officer, Belong Acquisition Corp., a special purpose acquisition company

•Co-founder and Chief Business Officer/Chief Financial Officer, Flowcode

•Executive Vice President, Head of Corporate Development and Strategy, Sotheby’s

•Chief Financial Officer, The Weather Channel, where she worked to reposition the organization from a more traditional TV media company towards a data-focused, mobile-first advertising platform, prior to the sale of the digital and B2B businesses to IBM.

•Served as Executive Vice President and in several interim operating roles such as President, Chief Marketing Officer and Chief Financial Officer, Bain Capital

QUALIFICATIONS:	•Financial and strategic expertise •Media, entertainment, and retail industry
EDUCATION:	•B.A., Yale University •M.B.A., Stanford University
OTHER BOARDS:	•Belong Acquisition Corp. •Concentrix Corporation •DHI Group, Inc.

              2022 PROXY STATEMENT   7

ROCH LAMBERT

	Operating Partner, Core Industrial Partners Age: 59 Lead Independent Director since: 2019 Independent Director since: 2016 Committees: •Audit •Nominating and Corporate Governance (Chair) •Strategy	EXPERIENCE / QUALIFICATIONS •Industry •Operations •Strategy

EXPERIENCE:

•Operating Partner at Core Industrial Partners (present)

•President of Lippert Automotive, an aftermarket automotive manufacturer and a division of LCI

•Chief Executive Officer, Rec Boat Holdings, an international designer, manufacturer and distributor of powerboats

•Vice President and General Manager of several divisions at Bombardier Recreational Products (BRP), an international recreational products company, including the Sea-Doo, Ski-Doo and Evinrude divisions

•Various leadership, engineering and production roles, Bombardier and Aquilon Technologies, a manufacturer of attachments for farm equipment OEMs

QUALIFICATIONS:	•Substantial industry experience •Leadership experience in diverse manufacturing businesses •Extensive knowledge of operational matters in the recreational products and powerboat industries
EDUCATION:	•B.Eng., Mechanical/Aeronautical Engineering, Ecole Polytechnique de Montreal •D.B.A., Universite Laval
OTHER BOARDS:	•Two private boards

              2022 PROXY STATEMENT   8

PETER G. LEEMPUTTE

	Former Chief Financial Officer, Keurig Green Mountain, Inc. Age: 65 Independent Director since: 2016 Committees: •Audit •Compensation (Chair)	EXPERIENCE / QUALIFICATIONS •Industry •Finance •Accounting •Information Technology

EXPERIENCE:

•Chief Financial Officer and Treasurer, Keurig Green Mountain, Inc., a leader in specialty coffee, coffee makers, teas and other beverages

•Executive Vice President and Chief Financial Officer, Mead Johnson Nutrition Company, a global leader in infant and children’s nutrition

•Senior Vice President and Chief Financial Officer, Brunswick Corporation, a global manufacturer of marine products

•Various management positions at Chicago Title Corporation, Mercer Management Consulting, Armco Inc., FMC Corporation and BP

QUALIFICATIONS:	•Significant financial and accounting expertise gained in handling financial responsibilities for several leading corporations •Extensive marine industry experience •Leadership skills
EDUCATION:	•B.S., Chemical Engineering, Washington University, St. Louis •M.B.A., Finance, University of Chicago Booth School of Business
OTHER BOARDS:	•Fathom Digital Manufacturing •Ecogensus LLC (private) •Previously served on the boards of other public companies

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board recommends a vote “FOR” each of the director nominees.

              2022 PROXY STATEMENT   9

CORPORATE GOVERNANCE

HOW WE ARE SELECTED AND ELECTED

SELECTION OF DIRECTOR NOMINEES

GENERAL CRITERIA AND PROCESS

It is the Nominating and Corporate Governance Committee’s responsibility to review and recommend to the Board a slate of nominees for director for election at each annual meeting of shareholders and to identify one or more candidates to fill any vacancies that may occur on the Board. In developing recommendations for new director candidates, the Nominating and Corporate Governance Committee identifies potential individuals whose qualifications and skills reflect those desired by the Board, and evaluates and recommends to the Board all nominees for board membership as specified in the committee’s charter.

As expressed in our Corporate Governance Guidelines, we do not set specific criteria for directors, but the Company seeks to align the composition of the Board with the Company’s strategic direction so that the directors bring skills, experience and backgrounds that are relevant to the key strategic and operational issues that they will oversee and approve. Directors are selected for their integrity, ethics, seasoned judgment, breadth of experience, insight, knowledge and business acumen, among other things. Diversity of race, ethnicity, gender and age are also important factors in evaluating candidates for election to the Board. Accordingly, pursuant to our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee will ensure that diverse candidates are included in each pool of candidates from which Board nominees are chosen. Leadership skills and executive experience, expertise in recreational boating or vehicles, dealer network knowledge, familiarity with issues affecting global businesses, financial and accounting knowledge, prior experience in the Company’s geographic markets, expertise in operations, strategic planning and marketing expertise, may also be among the relevant selection criteria. The Nominating and Corporate Governance Committee believes that directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively and should be committed to serve on the Board for an appropriate period of time. In addition, the Company strives to maintain a Board that reflects passion and commitment to the Company. These criteria will vary over time depending on the needs of the Board.

For each of the nominees to the Board, the biographies included in this Proxy Statement highlight the experience and qualifications that were among the most important to the Nominating and Corporate Governance Committee in concluding that the nominee should serve as a director.

SHAREHOLDER RECOMMENDATION OF CANDIDATES FOR DIRECTOR

Shareholders wishing to recommend candidates to be nominated for election to the Company’s Board may do so by sending to the attention of our Corporate Secretary at the address provided in this Proxy Statement a statement setting forth the information required by the advance notice provision in our Fourth Amended and Restated Bylaws (the “Bylaws”). Shareholder recommendations provided to our Corporate Secretary will be considered and evaluated by the Nominating and Corporate Governance Committee in the same manner as candidates recommended from other sources.

For information regarding shareholder nominations of directors and shareholder proposals, please see the “Next Annual Meeting—Shareholder Proposals” section of this Proxy Statement.

DIRECTOR SKILLS, QUALIFICATIONS AND EXPERIENCE

Under the terms of its charter, the Nominating and Corporate Governance Committee is responsible for determining criteria and qualifications for director nominees to be used in reviewing and selecting director candidates, including those described in the Corporate Governance Guidelines. The Board and the Nominating and Corporate Governance Committee believe that it is important that our directors demonstrate:

•	a high level of personal and professional ethics, integrity and moral character;
•	a commitment to the long-term interests of our shareholders;
•	sound business judgment;
•	the skills, knowledge and expertise that in the aggregate are useful in overseeing and providing strategic direction to the Company’s business; and
•	availability to devote sufficient time for preparation and participation in board and committee meetings.

              2022 PROXY STATEMENT   10

The Nominating and Corporate Governance Committee is responsible for recommending to the Board a slate of nominees for election at each annual meeting of shareholders. Nominees may be suggested by directors, members of management, shareholders or, in some cases, by a third-party search firm. The Nominating and Corporate Governance Committee considers a wide range of factors when assessing potential director nominees. This includes consideration of the current composition of the Board, any perceived need for one or more particular areas of expertise, the balance of management and independent directors, the need for committee-specific expertise, the evaluations of other prospective nominees and the qualifications of each potential nominee relative to the attributes, skills and experience described above.

Using our director skills matrix as a guide, as well as the results of our annual Board and committee self-assessment process, the Nominating and Corporate Governance Committee evaluates the composition of our Board annually and identifies for consideration by the full Board areas of expertise and other qualities that would complement and enhance our current Board. The diverse set of core competencies represented on our current Board is summarized below:

CORE COMPETENCIES

LEADERSHIP						8

MERGERS AND ACQUISITIONS					7

PUBLIC COMPANY BOARD					7

STRATEGIC PLANNING				6

FINANCE AND ACCOUNTING			5

HUMAN RESOURCES AND COMPENSATION			5

RELATED INDUSTRY			5

SALES & MARKETING		4

INTERNATIONAL		4

OPERATIONS & MANUFACTURING		4

PRODUCT DEVELOPMENT & INNOVATION	3

TECHNOLOGY AND CYBERSECURITY	3

Seven out of eight current directors, and six of our seven director nominees, are independent. The average tenure of our directors is 5.1 years. For additional information on each director, see the biographies in the “Proposal 1—Election of Directors” section of this Proxy Statement.

BOARD DIVERSITY

The diversity of our Board is an important factor in our director recruitment process. Three of our eight current directors are either women or are racially/ethnically diverse, and we are committed to continuing to focus on diversity in determining the composition and make-up of the Board. In addition to our focus on diversity during the recruitment and evaluation of current directors and potential director nominees, our Corporate Governance Guidelines require that diverse candidates be included in each pool of new director candidates. To achieve diversity among directors, our Nominating and Corporate Governance Committee will consider a number of demographic factors, including, but not limited to, race, gender, ethnicity, culture, nationality and age to continue developing a board that reflects diverse backgrounds, viewpoints, experience, skills and expertise.

              2022 PROXY STATEMENT   11

BOARD COMPOSITION AND DIRECTOR INDEPENDENCE

COMPOSITION

Our Bylaws provide that our Board shall consist of such number of directors as determined from time to time by resolution adopted by a majority of the total number of directors then in office. Our Board currently consists of eight members, W. Patrick Battle, Jaclyn Baumgarten, Frederick A. Brightbill, Donald C. Campion, TJ Chung, Jennifer Deason, Roch Lambert, and Peter G. Leemputte. Mr. Chung will not stand for reelection at the Annual Meeting. We would like to take this opportunity to thank Mr. Chung for his many years of service to our Company, our Board, and our shareholders.

We expect to appoint a new diverse director following the Annual Meeting to fill the vacancy created by Mr. Chung’s departure. At the 2019 Annual Meeting, our shareholders approved an amendment to our certificate of incorporation to declassify of our Board over a three-year period. As of the Annual Meeting, our Board will be fully declassified, with each director elected for a one-year term.

INDEPENDENCE

We follow the director independence standards set forth in The Nasdaq Stock Market, or NASDAQ, corporate governance standards and the federal securities laws. The Board reviewed and analyzed the independence of each director and director nominee. The purpose of the review was to determine whether any particular relationships or transactions involving directors, or their affiliates or immediate family members were inconsistent with a determination that the director is independent for purposes of serving on the Board and its committees. During this review, the Board examined whether there were any transactions and/or relationships between directors or their affiliates or immediate family members and the Company and the substance of any such transactions or relationships.

As a result of this review, our Board has determined that Mr. Battle, Ms. Baumgarten, Mr. Campion, Mr. Chung, Ms. Deason, Mr. Lambert and Mr. Leemputte are independent, as defined under the rules of NASDAQ and meet the requirements set forth in our director independence guidelines. In addition, our Board has determined that each member of our Audit Committee, Messrs. Campion, Lambert and Leemputte and Ms. Deason, is independent for Audit Committee purposes, as defined under the rules of NASDAQ.

BOARD DIVERSITY MATRIX

NASDAQ requires each listed company to have, or explain why it does not have, two diverse directors on the board, including at least one diverse director who self-identifies as female and one diverse director who self-identifies as an underrepresented minority or LGBTQ+ (subject to the exceptions).  Our current board composition is in compliance with this requirement. The table below provides certain highlights of the composition of our board members and nominees. Each of the categories listed in the below table has the meaning as it is used in NASDAQ Rule 5605(f).

BOARD DIVERSITY MATRIX
Total Number of Directors	8
	FEMALE	MALE	NON-BINARY	DID NOT DISCLOSE GENDER
PART I: Gender Identity
Directors	2	6	⸻	⸻
PART II: Demographic Background
African American or Black	⸻	⸻	⸻	⸻
Alaskan Native or Native American	⸻	⸻	⸻	⸻
Asian	⸻	1	⸻	⸻
Hispanic or Latinx	⸻	⸻	⸻	⸻
Native Hawaiian or Pacific Islander	⸻	⸻	⸻	⸻
White	2	5	⸻	⸻
Two or More Races or Ethnicities	⸻	⸻	⸻	⸻
LGBTQ+	⸻
Did Not Disclose Demographic Background	⸻

              2022 PROXY STATEMENT   12

HOW WE ARE ORGANIZED

BOARD LEADERSHIP STRUCTURE

The Board is led by our Chairman and Chief Executive Officer, Mr. Brightbill. Under our Corporate Governance Guidelines, the Board has the flexibility to decide when the positions of Chairman and CEO should be combined or separated and whether an executive or independent director should be Chairman. This approach is designed to allow the Board to choose the most appropriate leadership structure for the Company to serve the interests of the Company and our shareholders at the relevant time. At this point in time, the Board believes that the Company and its shareholders are best served by having Mr. Brightbill serve as both Chairman and Chief Executive Officer. As the officer ultimately responsible for the day-to-day operation of the Company and for execution of its strategy, the Board believes Mr. Brightbill is the director best qualified to act as Chairman and to lead Board discussions regarding the performance of the Company. The structure also reinforces accountability for the Company’s performance at the highest levels.

Our Corporate Governance Guidelines also provide that, when the position of Chairman is not held by an independent director, a lead director (“Lead Independent Director”) will be appointed by the independent members of the Board. Since December 2019, Roch Lambert has served as our Lead Independent Director. As Lead Independent Director, Mr. Lambert focuses on overseeing the Board’s processes, prioritizing items for Board and committee discussion, and serving as a liaison between the independent directors and the Chairman. Specifically, Mr. Lambert, among other things, (i) provides leadership to the Board in any situation where there may be a perceived conflict of interest involving any member of the Board (ii) chairs Board meetings in the absence of the Chairman; (iii) consults with the Chairman on, and approves, the schedules, agendas and information provided to the Board for each meeting and on other pertinent matters; (iv) calls and leads independent director meetings; (v) regularly meets with the Chairman and serves as liaison between the Chairman and the independent directors; (vi) makes himself available as the primary Board contact for direct communication with our significant shareholders; (vii) works with the Nominating and Corporate Governance Committee to guide the Board’s governance processes, including succession planning and Board evaluations; and (viii) advises the Governance Committee in choosing committee chairs.

The Board continues to believe that its current leadership structure, which has a combined role of Chairman and CEO, counterbalanced by a strong independent Board led by a Lead Independent Director and independent directors chairing each of the Board Committees, is in the best interest of the Company and its shareholders. In the Board’s view, this structure allows Mr. Brightbill, as Chairman and CEO, to drive strategy and agenda setting at the Board level, while maintaining responsibility for executing on that strategy as CEO. At the same time, our Lead Independent Director, Mr. Lambert, works with Mr. Brightbill to set the agenda for the Board and also exercises additional oversight on behalf of the independent directors. The Board will continue to review the appropriateness of this structure in light of the constantly evolving corporate governance landscape.

BOARD COMMITTEES AND MEMBERSHIP

Our Board has established an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance, or NCG, Committee and a Strategy Committee. Each of the committees reports to the Board as they deem appropriate, and as the Board may request. The composition, along with the duties and responsibilities of these committees as set forth in the applicable charter, are described below. The table below sets forth the current membership of each of the committees:

DIRECTOR	AUDIT	COMPENSATION	NCG	STRATEGY
W. Patrick Battle	⸻	⸻	✓	♦
Jaclyn Baumgarten	⸻	⸻	✓	✓
Frederick A. Brightbill	⸻	⸻	⸻	⸻
Donald C. Campion À	♦	✓	⸻	⸻
TJ Chung	⸻	✓	⸻	✓
Jennifer Deason À	✓	⸻	⸻	✓
Roch Lambert ◄	✓	⸻	♦	✓
Peter G. Leemputte À	✓	♦	⸻	⸻

◄ Lead Independent Director♦ Chair ✓ MemberÀ Audit Committee Financial Expert

              2022 PROXY STATEMENT   13

AUDIT COMMITTEE FUNCTIONS:	MEMBERS

•Engaging our independent public accountants

•Reviewing with the independent public accountants the plans and results of the audit engagement

•Approving professional services provided by the independent public accountants

•Reviewing the independence of the independent public accountants

•Approving the audit and non-audit fees

•Reviewing the adequacy of our internal controls over financial reporting

•Reviewing and providing oversight to the Company’s enterprise risk management program and the information technology and cybersecurity risk policies and procedures

Donald C. Campion, Chair Jennifer Deason Roch Lambert Peter G. Leemputte

Number of meetings: 8

Our Board has affirmatively determined that Messrs. Campion, Lambert and Leemputte and Ms. Deason each meet the definition of “independent director” for purposes of serving on the Audit Committee under Rule 10A-3 and NASDAQ rules. In addition, our Board has determined that each Audit Committee member is “financially literate” and that Ms. Deason and Messrs. Campion and Leemputte each qualify as an “Audit Committee Financial Expert,” as such term is defined in Item 407(d)(5) of Regulation S-K.

COMPENSATION COMMITTEE FUNCTIONS:	MEMBERS

•Determining compensation for our most highly paid employees

•Determining director compensation

•Administering our other compensation programs

•Establishing, periodically re-evaluating and, where appropriate, adjusting and administering policies concerning compensation of management personnel

Peter G. Leemputte, Chair Donald C. Campion TJ Chung

Number of meetings: 5

Our Board has affirmatively determined that Messrs. Leemputte, Campion, and Chung each meet the definition of “independent director” for purposes of serving on a Compensation Committee under NASDAQ rules.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE FUNCTIONS:	MEMBERS
•Assisting our Board in selecting new directors •Evaluating the overall effectiveness of our Board •Reviewing developments in corporate governance compliance •Oversight of ESG matters	Roch Lambert, Chair W. Patrick Battle Jaclyn Baumgarten

Number of meetings: 4

Our Board has affirmatively determined that Ms. Baumgarten and Messrs. Lambert and Battle each meet the definition of “independent director” for purposes of serving on a Nominating and Corporate Governance Committee under NASDAQ rules.

              2022 PROXY STATEMENT   14

STRATEGY COMMITTEE FUNCTIONS:	MEMBERS

•Overseeing the Company’s ongoing strategic planning initiatives

•Developing and refining a strategic plan that identifies long-term goals and business objectives deemed to be in the Company’s best interests

•Advising the Company’s executive officers in the identification of significant issues and opportunities facing the Company

•Assisting such officers with prioritization and growth initiatives

•Monitoring the progress of the implementation of the strategic plans

•Identify short-term goals and objectives for the Company’s annual performance

W. Patrick Battle, Chair Jaclyn Baumgarten TJ Chung Jennifer Deason Roch Lambert

Number of meetings: 4

MEETINGS OF THE BOARD

In addition to a number of informal calls throughout the year, the Board held five official meetings during fiscal 2022. All of our directors attended 100% of the total meetings held by the Board and any committee on which the director served during the period of the fiscal year that the director was a member of the Board. We expect that each continuing director will attend the Annual Meeting of shareholders, absent a valid reason.

EXECUTIVE SESSIONS OF NON-MANAGEMENT DIRECTORS

The independent directors met in executive session, without any non-independent directors or members of management present, three times during fiscal 2022.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The directors serving on the Compensation Committee of the Board during fiscal 2022 were Peter G. Leemputte (Chairman), Donald C. Campion and TJ Chung. None of these individuals is or has at any time during the past year been an officer or employee of ours. During fiscal 2022, none of our executive officers served as a director of any corporation for which any of these individuals served as an executive officer and there were no other Compensation Committee interlocks or relationships with the companies with which these individuals or our other directors are affiliated.

HOW WE ARE GOVERNED AND GOVERN

RISK OVERSIGHT

Our Board is responsible for overseeing our risk management. The Board focuses on our general risk management strategy and the most significant risks facing us, and ensures that appropriate risk mitigation strategies are implemented by management. The Board is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions.

Our Board has delegated to the Audit Committee responsibility with respect to risk assessment and risk management. Pursuant to its charter, the Audit Committee discusses with management and the Company’s independent auditor the Company’s policies with respect to risk assessment and risk management, the Company’s significant financial and cybersecurity risk exposures and the actions management has taken to limit, monitor or control such exposures. Our other committees of the Board will also consider and address risk as they perform their respective committee responsibilities. All committees will report to the full Board as appropriate, including when a matter rises to the level of a material or enterprise level risk.

Our management is responsible for day-to-day risk management. This oversight includes identifying, evaluating, and addressing potential risks that may exist at the enterprise, strategic, financial, operational, compliance and reporting levels. We believe that the leadership structure of our Board supports its effective oversight of the Company’s risk management.

              2022 PROXY STATEMENT   15

DIRECTOR RESIGNATION POLICY

In an uncontested election of directors, if an incumbent director fails to receive the affirmative vote of a majority of the votes cast, he or she must promptly tender an irrevocable offer of resignation to the Board. The Board, upon recommendation by the Nominating and Corporate Governance Committee, will then consider a number of factors in determining whether to accept or reject the resignation, including the director’s contributions to the Company and the reasons he or she did not obtain the requisite shareholder vote.

COMMITTEE CHARTERS AND CORPORATE GOVERNANCE GUIDELINES

The charters of each of the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Strategy Committee and our Corporate Governance Guidelines are available in print upon request from our Corporate Secretary and may be accessed on our website at https://investors.mastercraft.com/corporate-governance/highlights.

CODE OF ETHICS AND CONDUCT

We have a Code of Ethics and Conduct, which is applicable to all directors and employees, including our executive and financial officers. The Code of Ethics and Conduct is available on our website at https://investors.mastercraft.com/corporate-governance/highlights and is available in print upon request from our Corporate Secretary. Any amendments to, or waivers of, the Code of Ethics and Conduct will be disclosed on our website promptly following the date of such amendment or waiver.

HOW TO COMMUNICATE WITH US

SHAREHOLDER ENGAGEMENT

Our active investor relations efforts include regular and ongoing engagement with current and potential investors, financial analysts, and the media through conference calls, face-to-face investor meetings, correspondence, conferences, and other events. Our shareholder outreach and engagement program is designed to ensure that management and the Board understand, consider, and address the issues that matter most to our shareholders. Though the COVID-19 pandemic disrupted travel and investor conferences, we have had one-on-one discussions with shareholders who collectively own about 40 percent of the shares outstanding, through conference calls, virtual non-deal roadshows, and conferences over the past year.

COMMUNICATIONS WITH THE BOARD

Any interested parties who have concerns that they wish to make known to the Company’s non-management directors, should send any such communication to the Board as a group or the non-management directors as a group in care of the Company’s registered office at 100 Cherokee Cove Drive, Vonore, Tennessee 37885 to the attention of our Corporate Secretary or send an email to the Board as a group or the non-management directors as a group to investorrelations@mastercraft.com. Our Corporate Secretary shall review all written and emailed correspondence received from shareholders and other interested parties and forward such correspondence periodically to the directors. Advertisements, solicitations for business, requests for employment, requests for contributions or other inappropriate material will not be forwarded to the directors.

HOW WE ARE PAID

DIRECTOR COMPENSATION

The following table sets forth information concerning the fiscal 2022 compensation of our non-employee directors that served during the period from July 1, 2021 through June 30, 2022:

NAME	FEES EARNED OR PAID IN CASH ($)	RESTRICTED STOCK AWARDS ($)	OTHER ($)[1]	TOTAL ($)
W. Patrick Battle	77,500	75,000	—	152,500
Jaclyn Baumgarten	70,000	75,000	4,782	149,782
Donald C. Campion	92,500	75,000	1,718	169,218
TJ Chung	72,500	75,000	—	147,500
Jennifer Deason	75,000	75,000	210	150,210
Roch Lambert	112,500	75,000	5,008	192,508
Peter G. Leemputte	87,500	75,000	1,568	164,068

(1)

The amounts in this column reflect imputed income for boat usage. Each of our Non-Employee Directors is provided the opportunity to use one of our MasterCraft boats and trailers in order to better understand the quality, features, components, operation, etc. of our products, and to aid

              2022 PROXY STATEMENT   16

in the product development and portfolio strategy, while minimizing the cost to the Company. Directors are provided with use of the boat at no charge, but are responsible for paying all insurance, maintenance, fuel and other fees, costs and charges (other than registration or use fees and taxes) related to their operation of the boat.

Non-management members of the Board receive a $60,000 annual retainer related to their Board duties and responsibilities, which is paid in advance in four equal installments of $15,000 each. Additionally, there is a $25,000 annual retainer for serving as our Lead Independent Director, also paid in four equal installments. We reimburse directors for their out-of-pocket expenses incurred in attending meetings of the Board of Directors or any committee thereof.

Directors also receive an additional annual retainer for each committee on which they serve, paid in four equal installments. Each Audit Committee member receives a $10,000 annual retainer. Additionally, there is a $15,000 annual retainer for serving as the chairman of the Audit Committee. Each Compensation Committee member receives a $7,500 annual retainer. Additionally, there is a $10,000 annual retainer for serving as the chairman of the Compensation Committee. Each Nominating and Corporate Governance Committee member receives a $5,000 annual retainer. Additionally, there is a $7,500 annual retainer for serving as the chairman of the Nominating and Corporate Governance Committee. Each Strategy Committee member receives a $5,000 annual retainer. Additionally, there is a $7,500 annual retainer for serving as the chairman of the Strategy Committee.

Under the director compensation policy, each director may elect to receive all of his or her annual retainers in the form of common stock (in lieu of cash). Each non-employee director is also eligible to participate in our boat usage and testing program and may therefore receive certain additional benefits that we categorize as compensation for purposes of calculating a director’s compensation in this Proxy Statement.

Pursuant to the director compensation policy in effect during fiscal 2022, we also granted an annual award of restricted stock with a grant date fair value of $75,000 to each non-employee director who received cash compensation. The terms of each restricted stock award are set forth in a written award agreement between each director and us, which we intend will generally provide for vesting after one year of continued service as a director, prorated as necessary to account for changes in service on the Board, subject, in either case, to acceleration upon a change of control. Directors elected or appointed, or those who leave service on the Board mid-quarter will receive a prorated portion of the annual retainer and the annual award, in each case adjusted to reflect his or her period of service.

Under the director compensation policy, the aggregate amount of cash and equity compensation that may be paid or granted to any non-employee director during any calendar year may not exceed $500,000, subject to limited exceptions. We have adopted a director stock ownership policy encouraging directors to hold shares of our common stock with a value equal to four times his or her annual cash retainer fee (exclusive of any committee retainers).  All our directors have achieved the ownership threshold as of the date of this proxy, except one who has a short tenure on our board.

              2022 PROXY STATEMENT   17

OUR AUDITORS

PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee appointed Deloitte & Touche LLP (“Deloitte”) to audit our consolidated financial statements for the year ending June 30, 2023 and to prepare a report on this audit. A representative of Deloitte will be present at the Annual Meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions by shareholders.

We are asking our shareholders to ratify the appointment of Deloitte as our independent registered public accounting firm. Although ratification is not required by our Bylaws or otherwise, the Board of Directors is submitting the selection of Deloitte to our shareholders for ratification because we value our shareholders' views on the Company's independent registered public accounting firm and as a matter of good corporate practice. In the event that our shareholders fail to ratify the appointment, it will be considered as a direction to the Board of Directors and the Audit Committee to consider the appointment of a different firm. Even if the appointment is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

Information regarding fees paid to Deloitte during fiscal 2022 and fiscal 2021 is set out below in “Fees Billed by Independent Registered Public Accounting Firm.”

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board recommends that you vote “FOR” the ratification of the appointment of Deloitte as our independent registered public accounting firm.

              2022 PROXY STATEMENT   18

AUDIT RELATED MATTERS

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is responsible for, among other things, reviewing with Deloitte, our independent registered public accounting firm for fiscal 2022, the scope and results of their audit engagement. In connection with the audit for fiscal 2022, the Audit Committee has:

•	reviewed and discussed with management the audited financial statements of MasterCraft to be included in our Annual Report on Form 10-K for fiscal 2022;
•

discussed with Deloitte the matters required by the statement of Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•

received the written disclosures and letter from Deloitte required by the applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s communications with the Audit Committee concerning independence, and has discussed with Deloitte their independence.

Management is primarily responsible for the Company’s financial reporting process (including its system of internal control) and for the preparation of the consolidated financial statements of the Company in accordance with generally accepted accounting principles (“GAAP”). Deloitte is responsible for auditing those financial statements and issuing an opinion on whether the audited financial statements conform with GAAP and, for fiscal 2021 and 2022, for auditing the effectiveness of the Company’s internal control over financial reporting and issuing an opinion thereon. The Audit Committee’s responsibility is to monitor and review these processes. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. Therefore, the Audit Committee has relied on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of Deloitte included in their report to the financial statements of the Company.

Based on the review and the discussions described in the preceding bullet points, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2022.

Submitted by the Audit Committee:

Donald C. Campion, Chair

Jennifer Deason

Roch Lambert

Peter G. Leemputte

              2022 PROXY STATEMENT   19

FEES BILLED BY INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

The following table sets forth the aggregate fees billed by Deloitte, the Company’s independent registered accounting firm, during fiscal 2022 and fiscal 2021:

DELOITTE	FISCAL 2022	FISCAL 2021
Audit Fees(1)	$1,020,000	$1,080,000
All other Fees(2)	$1,895	$1,895
Total	$1,021,895	$1,081,895
(1)

Audit fees represent fees billed or accrued for professional services rendered for the audit of MasterCraft Boat Holdings, Inc.’s annual financial statements, review of the interim condensed consolidated financial statements included in quarterly filings, and in fiscal 2021 and 2022, the evaluation and reporting on the effectiveness of the Company’s internal controls over financial reporting, along with services that are normally provided by Deloitte in connection with statutory and regulatory filings or engagements.

(2)	Other fees billed by Deloitte are for access to Deloitte's accounting research tools and subscription services.

Audit Fees include fees for services rendered for the audit of our annual financial statements and the review of the interim financial statements. Audit fees also include fees associated with the review of filings made with the SEC.

The Audit Committee has established policies and procedures for the approval and pre-approval of audit services and permitted non-audit services. The Audit Committee has the responsibility to engage and terminate our independent registered public accounting firm, to pre-approve the performance of all audit and permitted non-audit services provided to us by our independent registered public accounting firm in accordance with Section 10A of the Exchange Act, and to review with our independent registered public accounting firm their fees and plans for all auditing services. All fees paid to Deloitte were pre-approved by the Audit Committee and there were no instances of waiver of approval requirements or guidelines.

The Audit Committee considered the provision of non-audit services by the independent registered public accounting firm and determined that provision of those services was compatible with maintaining auditor independence.

There were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

              2022 PROXY STATEMENT   20

OUR LEADERSHIP

EXECUTIVE OFFICERS

Frederick A. Brightbill serves as a director and as an executive officer. His business experience is discussed above in “Proposal 1—Election of Directors.”

The other executive officers as of the date of this Proxy Statement are:

TIMOTHY M. OXLEY
Age: 64 Executive Officer since: 2012

Mr. Oxley was appointed as our Chief Financial Officer in 2012 and prior to that, he served as Vice President of Business Performance from 2007 until 2012. Mr. Oxley has 32 years of experience in the boating industry, including 16 years with the Company, following 16 years with Brunswick Corporation (“Brunswick”). Prior to joining the Company, Mr. Oxley was the Chief Financial Officer of Brunswick’s Freshwater Boat Group from 2004 to 2006, the Chief Financial Officer of Brunswick’s Sea Ray Boat Group from 2002 to 2004, and the Chief Financial Officer of Baja Marine Corporation (a division of Brunswick) from 1998 to 2002. Mr. Oxley was also the Director of Budgeting at the Sea Ray Boats Division from 1990 to 1998. Before Brunswick, he was a Senior Auditor at Arthur Andersen LLP. Mr. Oxley received his B.S. in Accounting from the University of Tennessee in 1981 and is a Certified Public Accountant (inactive).

GEORGE STEINBARGER
Age: 43 Executive Officer since: 2020

Mr. Steinbarger has served as our Chief Revenue Officer since February 2020, holding primary responsibility for developing and communicating growth strategies, sales & marketing, corporate development and investor relations activities. From May 2018 to February 2020, he served as our Vice President of Business Development. Prior to joining the Company, Mr. Steinbarger was a Senior Vice President of Investment Banking at Raymond James. While at Raymond James, he was responsible for advising companies across a range of industries on capital markets, mergers & acquisitions, and debt financing transactions, including the recreational products sector. Mr. Steinbarger received his M.B.A. from the Crummer Graduate School of Business at Rollins College, and graduated with a B.S. in Accounting from the University of Central Florida.

PATRICK MAY
Age: 63 Executive Officer since: 2019

Mr. May currently serves as the President of Crest, which we acquired in October 2018. Before MasterCraft’s acquisition of Crest, Mr. May served as Chief Operating Officer and Chief Financial Officer of Crest since its inception in April 2010. In his current capacity, Mr. May oversees sales, marketing, finance, product development and manufacturing activities at Crest. Prior to Crest, Mr. May was President of Woodward Capital Advisors, a private investment banking firm he co-founded in Birmingham, Michigan where he spent fifteen years specializing in mergers and acquisitions serving a diverse corporate middle market clientele. Mr. May began his career as a lending officer at Bank of America. He obtained his Bachelor of Science degree in Public Administration from Ferris State University in 1982.

              2022 PROXY STATEMENT   21

ENVIRONMENTAL, SOCIAL, AND GOVERNANCE

As a company whose products are enjoyed outdoors on the water, we recognize the importance of social and environmental responsibility. We are committed to reducing our environmental impact, ensuring a healthy and safe workplace for our employees, and acting as a good corporate citizen in the communities we serve.

We are proud to have published our inaugural sustainability report in September 2022 that highlights our commitment to sustainability:

•	SASB and TCFD reporting: We utilized the Sustainability Accounting Standards Board (SASB) and Task Force on Climate-Related Financial Disclosures (TCFD) frameworks.
•	Safety milestone: Over two million hours worked without a lost time incident and counting.
•	Climate action: We started to report our Scope 1 and Scope 2 carbon emissions, and in 2022 we made financial and human-resources commitments to zero-emissions electric boating.
•	Employee development: We added a Director of Training to expand focus on employee development at all levels.

Additionally, we are very proud that we believe our MasterCraft brand is the only boat manufacturer in the marine industry to achieve three prestigious International Organization for Standardization’s (ISO) global certifications for:

CORPORATE CITIZENSHIP	ENVIRONMENTAL SUSTAINABILITY	EMPLOYEE HEALTH AND SAFETY
ISO 9001 Quality Management Systems	ISO 14001 Environmental Management Systems	OHSAS 18001 International Occupational Health and Safety Management System

With these foundations in place, we look forward to Making Boating Better and keeping our company at the forefront of the marine industry. You can access the full sustainability report here: https://investors.mastercraft.com/making-boating-better.

              2022 PROXY STATEMENT   22

OUR PAY

PROPOSAL 3—ADVISORY VOTE ON THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS (SAY-ON-PAY VOTE)

In accordance with Section 14A of the Exchange Act, which was amended pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”), we are asking shareholders to approve a non-binding advisory resolution our executive compensation as reported in this Proxy Statement. At our 2021 annual meeting, we received approximately 98.3% approval on our advisory vote on the compensation of the named executive officers.

As described above in this Proxy Statement, our executive compensation program is designed to motivate the Company’s named executive officers to create long-term value for our shareholders and is heavily weighted towards both short and long-term performance-based compensation.

We urge shareholders to read the “Compensation Discussion and Analysis” section, which describes in more detail our executive compensation objectives and the key elements of our executive compensation program. The Compensation Committee and the Board of Directors believe that our executive compensation program is appropriately designed to achieve the objectives of our executive compensation philosophy.

We are asking shareholders to approve the following advisory resolution at the Annual Meeting:

RESOLVED, that the shareholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers set forth under “Compensation Discussion and Analysis”, including Summary Compensation Table and the related compensation tables and narratives in the Proxy Statement for the 2022 Annual Meeting of Shareholders.

This proposal to approve the compensation paid to our named executive officers is advisory only and will not be binding on the Company, the Board of Directors or the Compensation Committee, and will not be construed as overruling a decision by, or creating or implying any additional fiduciary duty for, the Company, the Board of Directors or the Compensation Committee. However, the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by shareholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

Based on the frequency chosen by our shareholders at the 2021 Annual Meeting of Shareholders, the non-binding advisory vote on the compensation of our named executive officers will occur on an annual basis.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board recommends that you vote “FOR” the advisory resolution approving the compensation of our named executive officers.

              2022 PROXY STATEMENT   23

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

•	The compensation program reflects the Compensation Committee’s performance-oriented philosophy.

Approximately 50% of our CEO’s target pay, and approximately 38% of our other named executive officers’ target pay, is strictly performance based.

•	Another year of record performance.

Fiscal 2022 was the most profitable fiscal year in the Company’s history. On a consolidated basis, revenue was $707.9 million, 135.3% of target, and Adjusted EBITDA was $121.1 million, 90.2% of target.

•	Annual incentives reflected our record performance for the year.

Our annual incentive program resulted in payouts of between 103% and 186% of target for four of our named executive officers.

•	Returned Capital to Shareholders.

We completed share repurchases of $25.5 million during the fiscal year, while reducing debt by $36.7 million.

•	Strong Management Performance Amidst Macroeconomic Headwinds.

Despite ongoing supply chain disruptions, inflationary pressures and other macroeconomic headwinds, management continued its strong performance with record net sales and increased market share, based on rolling twelve-month data through December 2021.

INTRODUCTION

This Compensation Overview provides a discussion of our executive compensation program, together with a description of the material factors underlying the decisions that resulted in the compensation provided to our named executive officers, as presented in the tables which follow this discussion.

The Company’s named executive officers and positions held during fiscal 2022 are set forth below:

FREDERICK A. BRIGHTBILL	TIMOTHY M. OXLEY	GEORGE STEINBARGER	PATRICK MAY	SCOTT WOMACK(1)
Chief Executive Officer and Chairman of the Board	Chief Financial Officer, Treasurer and Secretary	Chief Revenue Officer	President, Crest	Former President, NauticStar
(1)	Mr. Womack left the Company in February 2022.

              2022 PROXY STATEMENT   24

This discussion contains statements regarding our performance targets and goals, with respect to performance metrics including Revenue, Adjusted EBITDA, and Strategic Metrics. These targets and goals are disclosed in the limited context of our compensation program and should not be understood to be statements of management’s expectations or estimates of financial results or other guidance. We specifically caution investors not to apply these statements to other contexts. Adjusted EBITDA is a non-GAAP financial measures. See “Appendix A—Reconciliation of Non-GAAP Measures” below for a reconciliation of Adjusted EBITDA to the most directly comparable financial measures presented in accordance with GAAP. Strategic Metrics are the Company’s goals to align executives and provide an ongoing mechanism to monitor progress toward these performance measures, and include market share attainment and consumer satisfaction index (“CSI”) scores for each of our reporting segments.

EXECUTIVE COMPENSATION PHILOSOPHY AND OBJECTIVES

Our executive compensation program is designed to facilitate high performance and generate results that will create value for us and our shareholders. The key objectives of our executive compensation program are as follows:

•	Pay for performance.
•	Reward our executives with equity in the Company in order to align their interests with the interests of our shareholders and allow our executives to share in our shareholders’ success.
•	Create a high-performance culture and maintain morale.
•	Attract, motivate and retain top executive talent.

Our Compensation Committee and Board review and approve our executive compensation program, and maintain the discretion to adjust awards and amounts paid to our executive officers as they deem appropriate. In evaluating and approving executive compensation, the Compensation Committee and Board consider a variety of factors, including significant acquisitions, changes in our business strategy, performance expectations for the Company, external market data, actual performance of the Company, and individual executive performance.

COMPENSATION BEST PRACTICES

WHAT WE DO
✓	Strong emphasis on performance-based compensation, with a significant portion of named executive officers’ overall compensation tied to objective Company performance measures	✓	Rigorous measures tied to Company Revenue, Adjusted EBITDA, relative Total Shareholder Return and Cumulative Adjusted EPS
✓	Aggressive annual Revenue and Adjusted EBITDA targets	✓	Compensation Committee composed solely of independent directors
✓	Appropriate mix of short-term and long-term incentives	✓	Additional rigorous strategic goals considered for each executive
✓	Annual limits for cash incentives for named executive officers financial (200% of Target) and strategic performance (150% of Target) metrics	✓	Meaningful stock ownership guidelines for certain executive officers and directors
✓	Robust clawback policy for incentive cash and equity compensation paid to our named executive officers	✓	Compensation Committee advised by third-party advisors including independent compensation consultant

WHAT WE DON’T DO
✘	Provide incentives that encourage excessive executive risk-taking	✘	Allow hedging or short sales
✘	Gross up excise taxes that may become due upon a change in control	✘	Guarantee incentive awards for executives

SAY-ON PAY VOTE AND SHAREHOLDER ENGAGEMENT

As approved at our 2021 Annual Meeting of Shareholders, the say-on-pay vote will be held on an annual basis. At our 2021 annual meeting, we received 98.3% approval of the “say-on-pay” proposal. With shareholder support of our 2021 pay practices, the Compensation Committee applied the same overall principles to determine the amounts and types of executive compensation for 2022.

              2022 PROXY STATEMENT   25

Our shareholder outreach and engagement program is designed to ensure that management and the Board understand, consider, and address the issues that matter most to our shareholders. Though the COVID-19 pandemic disrupted travel and investor conferences, we have had one-on-one discussions with shareholders who collectively own about 40 percent of the shares outstanding, through conference calls, virtual non-deal roadshows, and conferences over the past year.

The Compensation Committee will continue to monitor best practices, future advisory votes on executive compensation and other shareholder feedback to guide it in evaluating our named executive officer compensation program. The Compensation Committee invites our shareholders to communicate any concerns or opinions on executive pay directly to our Board. Please refer to “Corporate Governance – How to Communicate with Us – Communications with the Board” for information about communicating to our Board.

ELEMENTS OF OUR COMPENSATION PROGRAM

The primary elements of our fiscal 2022 executive compensation structure are base salary, annual bonuses, equity incentive awards and certain employee benefits. Each principal element of our executive compensation program for fiscal 2022 along with the objectives of each element are summarized in the following table and described in more detail below.

COMPENSATION ELEMENT	BRIEF DESCRIPTION	OBJECTIVES
BASE SALARY	➣Fixed compensation	➣Provide a competitive, fixed level of cash compensation to attract and retain talented and skilled executives
ANNUAL BONUSES: SHORT TERM INCENTIVE COMPENSATION	➣Variable, performance-based cash compensation earned based on achieving pre-established annual goals	➣Motivate executives to achieve or exceed our current-year financial goals and reward them for their achievements ➣Aid in retention of key executives in a highly competitive market for talent
LONG TERM EQUITY INCENTIVE AWARDS	➣Variable, equity-based compensation to promote achievement of longer-term goals

➣Align executives’ interests with those of our shareholders and encourage executive decision-making that maximizes growth and value creation over the long-term

➣Aid in retention of key executives and ensure continuity of management in a highly competitive market for talent

EMPLOYEE BENEFITS AND PERQUISITES	➣Participation in all broad-based employee health and welfare programs and retirement plans ➣Allow usage of a Company-owned boat

➣Aid in retention of key executives in a highly competitive market for talent by providing overall benefits package competitive with industry peers

➣Familiarize executives with the functionality and quality of current model year boats

TERMS OF EMPLOYMENT

Since the expiration of Mr. Oxley’s employment agreement on July 1, 2022, we currently do not maintain employment agreements, severance or change in control agreements with any of our named executive officers. For Mr. Brightbill and Mr. Womack, prior to his departure, the basic terms of their employment such as salary, bonus, incentive awards and benefits are set forth in an offer letter. These offer letters do not provide for specific rights upon termination or change in control. All rights relating to accelerated vesting of equity awards upon termination or change in control are set forth in the LTIP or applicable award agreement.  For a discussion of the offer letters, see “Offer Letters with our Named Executive Officers.” For a discussion regarding potential payments upon termination or change in control, see “Potential Payments upon Termination or Change in Control.”

              2022 PROXY STATEMENT   26

STRUCTURE OF OUR COMPENSATION PROGRAM

Our compensation program is structured to be reasonable in magnitude of total opportunity, largely performance-based, and majority equity-oriented.

BASE SALARY

The base salary component of executive officer compensation is intended to provide a competitive, stable level of minimum compensation to each officer commensurate with the executive’s role, experience and duties. The Compensation Committee reviews and approves base salaries for our named executive officers based on several factors, including the individual’s experience, responsibilities, performance, expected future contribution, our expected financial performance and salaries of similarly situated executives of our public peers.

The base salaries for our named executive officers were established based on an evaluation of the factors described above, our desire to reward and retain the key executives who we believe are instrumental to our success, and the competitiveness of base salaries based upon a review of publicly available data for our competitors.

NAMED EXECUTIVE OFFICER	BASE SALARY
Frederick A. Brightbill	$700,000
Timothy M. Oxley	$345,000
George Steinbarger	$290,000
Patrick May	$280,000
Scott Womack, Former President, NauticStar(1)	$340,000
(1)	Mr. Womack left the Company in February 2022. The actual base salary received by Mr. Womack in fiscal 2022 was $219,692.

              2022 PROXY STATEMENT   27

ANNUAL BONUS: SHORT TERM CASH INCENTIVE COMPENSATION

The Company has established the Short-Term Incentive Plan (“STIP”) to provide annual cash incentive compensation to our executives. The graphic below illustrates the weighting of the metrics and the calculation of the objective component of the STIP.

Each component of the STIP determined on a segment level basis, and then aggregated to determine the consolidated results. For Messrs. Brightbill, Oxley and Steinbarger, STIP payouts are based on consolidated results. For Mr. May, President of Crest, and Mr. Womack, former President of NauticStar, STIP payouts are based on their respective segment performance.

TARGET ANNUAL CASH INCENTIVE

The target annual cash incentive is expressed as a percentage of each named executive officer’s base salary and is set at the beginning of each year by the Compensation Committee.  The threshold annual incentive opportunity for each named executive officer ranges from 5.0 percent to 10.0 percent of their target opportunity, and the maximum annual incentive opportunity ranges from 95.0 percent to 190.0 percent of their target opportunity.  The target opportunity for each named executive officer is as follows:

AWARD OPPORTUNITY
NAME	BASE SALARY	TARGET ANNUAL INCENTIVE OPPORTUNITY (as a percentage of base salary)	TARGET ANNUAL INCENTIVE OPPORTUNITY
Frederick A. Brightbill	$700,000	100%	$700,000
Timothy M. Oxley	$345,000	50%	$172,500
George Steinbarger	$290,000	50%	$145,000
Patrick May	$280,000	60%	$168,000
Scott Womack(1)	$340,000	50%	$170,000
(1)	Mr. Womack left the Company in February 2022, and therefore was not eligible to receive a payout under the 2022 STIP.

The STIP sets a threshold, target, and maximum level for each of these metrics applicable to all executive officers. The targets are set for the year by the Compensation Committee based on recommendations from the CEO and the CFO and are communicated to executives at the beginning of each year.

              2022 PROXY STATEMENT   28

The target criteria and actual fiscal 2022 results for Total Company Revenue, Adjusted EBITDA, and the strategic metrics, which consist of market share attainment, and CSI scores, are as follows:

		GOAL
METRICS	WEIGHTING	MINIMUM	MAXIMUM	RESULTS	PERCENTAGE PAYOUT ATTAINED	ACHIEVEMENT
FINANCIAL METRICS (1)
Revenue	32%	$525.8 million	$734.8 million	$707.9 million	43.3%	Between target and maximum
Adjusted EBITDA(2)	48%	$93.4 million	$133.0 million	$121.1 million	43.3%	Between minimum and target
STRATEGIC METRICS (3)	20%				16.4%
TOTAL (blended result)	100%				103.0%

(1)	Financial metrics represent 80% of the bonus opportunity.
(2)	For additional information regarding and reconciliation of this non-GAAP financial measure, see “Appendix A - Reconciliation of Non-GAAP Measures.”
(3)

Strategic metrics represent 20% of the bonus opportunity, equally weighted over market share and CSI attainment.  The consolidated results are made up of segment specific targets for each strategic metric.

The table below sets forth the threshold, target and maximum percentages of base salary for awards under the 2022 STIP, together with the achievement and actual bonus levels paid to our named executive officers, based on actual Company and individual results.

	AWARD OPPORTUNITY			ACHIEVEMENT		BONUS EARNED
NAME	THRESHOLD	TARGET	MAXIMUM	ACHIEVEMENT (actual)	ACHIEVEMENT (as adjusted)	% OF TARGET	$
Frederick A. Brightbill	10% of base salary	100% of base salary	190% of base salary	103.0%	103.0%	103.0%	$721,000
Timothy M. Oxley	5% of base salary	50% of base salary	95% of base salary	103.0%	103.0%	103.0%	$177,675
George Steinbarger	5% of base salary	50% of base salary	95% of base salary	103.0%	103.0%	103.0%	$149,350
Patrick May	6% of base salary	60% of base salary	114% of base salary	186.2%	186.2%(1)	186.2%	$312,816
Scott Womack(2)	5% of base salary	50% of base salary	95% of base salary	—	—	—	$—

(1)	Calculation is based upon financial and strategic metrics specific to Crest.
(2)	Mr. Womack left the Company in February 2022, and therefore was not eligible to receive a payout under the 2022 STIP.

LONG-TERM EQUITY INCENTIVE COMPENSATION

Equity awards represent an important component of our named executive officer compensation. We believe long-term incentive awards align the interests of our shareholders and our named executive officers by increasing the proprietary interest of our named executive officers in the Company’s growth and success, advance the Company’s interests by attracting and retaining qualified employees over time and motivate our executives to act in the long-term best interests of our shareholders. In particular, the Compensation Committee and the Board feel that one way to align the Company’s strategy with the executive long-term incentive compensation is to tie the awards directly to the Company’s performance.

Long-Term Incentive Plan (“LTIP”) awards are granted to our executive officers annually under our Amended and Restated MasterCraft Boat Holdings, Inc. 2015 Incentive Award Plan. In order to balance performance and retention incentives, during fiscal 2022, LTIP awards consisted of 50% restricted stock awards (“RSAs”) and 50% performance stock units (“PSUs”). The Compensation Committee believes that RSAs promote an “ownership” culture, align executives’ interests with those of our shareholders and provide retention incentives for our executive officers, while PSUs act as an additional tool for linking individual interests of our executive officers to those of our shareholders.

RSAs vest annually in equal installments over a three-year period, subject to the executive officer’s continued employment.

              2022 PROXY STATEMENT   29

Shares subject to PSUs are earned based upon the Company’s performance, over a three-year period, measured by a cumulative adjusted earnings per share, in each case subject to a potential adjustment based upon the application of a total shareholder return (“TSR”) modifier and subject to the executive officer’s continued employment with the Company. The TSR modifier is determined as the percentile ranking of the Company’s total shareholder return as compared to the total shareholder return of the companies represented in the Russell 2000 Index. At the end of the three-year performance period, the Compensation Committee determines the actual number of shares the individual will receive based on achievement of the established performance goals and the TSR modifier.

Results for the 2020 – 2022 performance period for awards granted in fiscal 2020 are set forth in the table below.

PERFORMANCE METRIC	TARGET	RESULTS	ACHIEVEMENT
Cumulative Adjusted EPS(1)	$8.70	$9.09	Between target and maximum
Payout %	100.0%	118.6%	Between target and maximum
TSR Modifier		1.12x
Calculated Payout		132.8%

RELATIVE TSR LEVEL	RELATIVE TSR MODIFIER
10th Percentile or less	-30.0%
25th Percentile	-20.0%
50th Percentile	No adjustment
75th Percentile	20.0%
90th Percentile or greater	30.0%
65th Percentile (Actual)	12.0%

(1)	Three-year cumulative adjusted earnings per share for fiscal 2020, 2021 and 2022.

The table below sets forth the shares earned by our named executive officers in fiscal 2022 for the fiscal 2020–2022 performance period:

NAMED EXECUTIVE OFFICER(1)	SHARES SUBJECT TO PSUs GRANTED IN FISCAL 2020	SHARES EARNED	SHARES EARNED (as a percentage of target)
Frederick A. Brightbill	18,563	24,658	132.8%
Timothy M. Oxley	5,117	6,797	132.8%
George Steinbarger	3,127	4,154	132.8%
Patrick May	4,264	5,664	132.8%

(1)	Mr. Womack is omitted from the table above as all unvested PSUs were forfeited in connection with his departure from the Company in February 2022.

For fiscal 2023, the Compensation Committee will again utilize a 50% RSA and 50% PSU mix of LTIP awards. The RSAs will vest in equal installments on June 30, 2023, 2024 and 2025, subject to the executive officer’s continued employment. Shares subject to PSUs are again earned based on the Company’s performance over a three-year period, measured by the cumulative adjusted earnings per share metric, subject to a TSR modifier and the executive officer’s continued employment with the Company. At the current point in the evolution of the Company, the Compensation Committee believes the adjusted earnings per share metric further aligns executive compensation with shareholder interests.

2021 SUPPLEMENTAL PSUs

As previously disclosed, in July 2020, after consulting with Willis Towers Watson, our outside compensation advisors, and outside legal counsel, reviewing market data and benchmarking expected relative compensation to the market data, the Compensation Committee made the decision to grant additional PSUs under the LTIP Program to certain of the Company’s officers, including its named executive officers (the “Supplemental PSUs”). The “Performance Period” for the Supplemental PSUs was a two-year period commencing July 1, 2020 and ending June 30, 2022.

The Compensation Committee granted these Supplemental PSUs to attract and motivate key employees whose existing fiscal 2019 and fiscal 2020 PSU grants (the “Existing PSUs”), which were not expected to achieve the original minimum performance goals due to the expected unprecedented effects of the COVID-19 pandemic.

              2022 PROXY STATEMENT   30

The Compensation Committee’s commitment to sound and shareholder-friendly practice was important when designing the Supplemental PSUs, and therefore the Supplemental PSUs were capped at 90% of the Existing PSUs original fair value. In addition, the number of shares issuable upon satisfaction of the performance criteria was capped at 100% of target and reduced for any shares issuable upon satisfaction of the performance criteria pursuant to the Existing PSUs.

Because the performance criteria pursuant to the Existing PSUs was achieved, all Supplemental PSUs were forfeited, and no shares underlying Supplemental PSUs were issued.

EMPLOYEE BENEFITS AND PERQUISITES

Our named executive officers receive the standard benefits received by all employees including: health and welfare plans, including, medical, dental, and vision benefits; medical and dependent care flexible spending accounts; short-term and long-term disability insurance; and life insurance, retirement plans (a 401(k) retirement savings plan), and vacation.

We do not have a defined benefit pension plan or supplemental executive retirement plan. Our named executive officers participate in our various benefit programs, including our 401(k) retirement savings plan discussed below, on the same terms as other employees. The Company does not provide to its named executive officers supplemental executive retirement plans, club memberships or other significant perquisites.

We currently maintain a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. Our named executive officers are generally eligible to participate in the 401(k) plan on the same terms as other full-time employees. The Internal Revenue Code, or the Code, allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. Currently, we match contributions made by participants in the 401(k) plan up to a specified percentage of the employee contributions, and these matching contributions are fully vested as of the date on which the contribution is made. We believe that providing a vehicle for tax deferred retirement savings though our 401(k) plan, and making fully vested matching contributions, adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies.

Each of our named executive officers is provided the opportunity to use one of our MasterCraft boats and trailers in order to better understand the quality, features, components, operation, etc. of our products, and to aid in the product development and portfolio strategy, while minimizing the cost to the Company.  Named executive officers are provided with use of the boat at no charge, but are responsible for paying all insurance, maintenance, fuel and other fees, costs and charges (other than registration for use fees and taxes) related to their operation of the boat.

PROCESS FOR DETERMINING EXECUTIVE COMPENSATION

Our Compensation Committee believes that to attract, motivate and retain talented, high-caliber executive officers, we need to provide annual compensation, including cash and equity-based incentives, that is competitive, yet aligns with the interests of our shareholders. Pay-for-performance will continue to be a priority, both through Company financial and market performance, as well as long-term growth and strategic objective attainment.

ROLE OF OUR COMPENSATION COMMITTEES

The Compensation Committee is responsible for approving our executive compensation design, philosophy and overall programs for our named executive officers, which include:

•	Determining annual and long-term performance goals;
•	Setting target compensation;
•	Designing incentive compensation programs;
•	Determining payouts against performance;
•	Reviewing and approving on-going compensation and benefits components; and
•	Evaluating and approving equity awards.

The Compensation Committee acts independently, but works closely with our Board, our executive management team and our independent compensation consultant in its decision-making process.

ROLE OF OUR EXECUTIVE MANAGEMENT TEAM

To the extent requested, our executive management team provides input on matters to the Compensation Committee as it evaluates, designs and implements our executive compensation program. Our CEO provides recommendations regarding compensation matters with respect to the executive team, but not with respect to his own compensation. The Compensation Committee carefully reviews these

              2022 PROXY STATEMENT   31

recommendations, absent any members of the management team, and consults with the independent compensation consultant before making final determinations to compensation changes. We believe this process ensures that our executive compensation program effectively aligns with our overall executive compensation philosophy and interests of our shareholders.

INDUSTRY PEER GROUP

Management and the Compensation Committee, in consultation with Willis Towers Watson (“WTW”), have considered how to best use competitive market data in designing our executive compensation programs. The Compensation Committee considered multiple factors, including how such data would be used, whether the data would be aligned with shareholder expectations, the breadth, consistency and reliability of the data and our ability to compete effectively for top executive talent. As a result of this review, our Compensation Committee determined to use market data from two sources: published survey data reflecting the durable goods manufacturing industry (“Survey Data”) and a customized industry peer group (the “Custom Peer Group”). Together, these sources enable the Compensation Committee to make informed decisions in achieving its compensation objectives.

The Survey Data is based on WTW’s Executive Compensation Survey, which includes approximately 1,000 companies across a broad range of industries. The Survey Data is adjusted, generally through regression analysis, to fit MasterCraft’s revenue scope. The Company did not select the companies that comprise the Survey Data, and the component companies’ identities were not a factor in the analysis. The Survey Data serves as a reliable market reference and is used as the primary source for market compensation data.

The Custom Peer Group is used to provide comparative information for purposes of designing the overall executive compensation program, including design of the STIP and LTIP, and serves as a secondary source for market compensation data for the CEO and CFO positions. The Custom Peer Group is also used for benchmarking our Board of Director compensation program. In developing the Custom Peer Group, the Compensation Committee considered both quantitative factors (such as revenue, employee headcount, and market capitalization) and qualitative factors (such as industry focus within the recreation/leisure/marine markets and product engineering complexity). Based upon this review, the Compensation Committee selected a custom peer group of 14 companies, shown below.

FISCAL 2022 PEER GROUP
American Outdoor Brands Corporation	MarineMax, Inc.
Callaway Golf Company	Marine Products Corporation
Clarus Corporation	Motorcar Parts of America, Inc.
Fox Factory Holding Corp.	National Presto Industries, Inc.
iRobot Corporation	Nautilus, Inc.
Johnson Outdoors Inc.	Sturm, Ruger & Company, Inc.
Malibu Boats, Inc.	Twin Disc, Incorporated

COMPENSATION GOVERNANCE

EXECUTIVE STOCK OWNERSHIP POLICY

The Company has established stock ownership and retention guidelines in order to further align the long-term interests of our executive officers with those of our shareholders. Our stock ownership guidelines require our CEO and CFO to own shares of the Company’s common stock having an aggregate value equal to six times and three times their respective annual base salaries within five years of being appointed. As of June 30, 2022, our CFO owns 6.8 times his annual base salary. Our CEO owns 4.2 times his annual base salary and has made significant progress given his recent hire date of December 2019.

              2022 PROXY STATEMENT   32

NO TAX GROSS UPS

Except for excess life insurance, we do not make gross up payments to cover our named executive officers’ personal income taxes that may pertain to any of the compensation or perquisites paid or provided by the Company.

None of the named executive officers are entitled to gross-up payments in the event that any payments or benefits provided to her or him by the Company are subject to the golden parachute excise tax under Sections 280G and 4999 of the Internal Revenue Code.

INSIDER TRADING POLICY PROHIBITION ON HEDGING AND PLEDGING

We have adopted an insider trading compliance policy, which prohibits the hedging and pledging of our securities by our directors and officers. None of our executive officers or directors holds any of our stock subject to a hedge or pledge.

CLAWBACK POLICY

We have adopted a claw-back policy. Under this policy, the Company may seek to recover or cause to be forfeited any or all performance-based compensation received by employees and directors of the Company, including the named executive officers, in the event of restatement of the Company’s financial statements resulting in whole or in part from the fraud or intentional misconduct of such employees or directors.

              2022 PROXY STATEMENT   33

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to our Board that these disclosures be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended June 30, 2022.

Submitted by the Compensation Committee:

Peter G. Leemputte, Chair

Donald C. Campion

Tzan-Jin (TJ) Chung

              2022 PROXY STATEMENT   34

SUMMARY OF COMPENSATION TABLE

The following table sets forth information concerning the total compensation awarded to, earned by or paid to the named executive officers for fiscal years ended June 30, 2022, June 30, 2021 and June 30, 2020, calculated in accordance with SEC rules and regulations.

YEAR	SALARY ($)	BONUS ($)	STOCK AWARDS ($)(1)	OPTION AWARDS ($)(1)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)	CHANGE IN PENSION VALUE AND NON-QUALIFIED DEFERRED COMPENSATION EARNINGS ($)	ALL OTHER COMPENSATION ($)(2)	TOTAL ($)
FREDERICK A. BRIGHTBILL, CEO and Chairman of the Board
2022	700,000	—	1,050,037	—	721,000	—	20,831	2,491,868
2021	700,000	—	1,373,637	—	1,118,425	—	16,604	3,208,666
2020	456,923	—	606,986	—	104,216	—	18,177	1,186,302
TIMOTHY M. OXLEY, Chief Financial Officer, Treasurer and Secretary
2022	345,000	—	258,786	—	177,675	—	13,942	795,403
2021	330,000	—	398,840	—	263,629	—	13,181	1,005,650
2020	300,000	—	180,000	—	32,702	—	15,673	528,375
GEORGE STEINBARGER, Chief Revenue Officer
2022	290,000	—	145,043	—	149,350	—	15,294	599,687
2021	275,000	—	226,552	—	219,691	—	14,104	735,347
PATRICK MAY, President, Crest
2022	280,000	—	168,010	—	312,816	—	10,160	770,986
2021	270,000	—	263,559	—	260,415	—	8,500	802,474
SCOTT WOMACK, Former President, NauticStar(3)
2022	219,692	—	170,041	—	—	—	13,133	402,866
2021	308,329	—	154,197	—	—	—	26,225	488,751

(1)

Represents the aggregate grant date fair value of RSAs and PSUs awarded in each of the fiscal years indicated above, determined in accordance with FASB ASC Topic 718. These are not amounts paid to or realized by our named executive officers. These amounts include the value of both annual PSU grants and the Supplemental PSUs granted in July 2020. The number of shares issuable upon satisfaction of performance criteria pursuant to the Supplemental PSUs will be reduced for any shares issuable upon satisfaction of the performance criteria pursuant to the Existing PSUs. Information about the assumptions used to value these awards can be found in Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K. See “—Equity Incentive Compensation” for more information about the awards granted in these years. We caution that the amounts reported in the table for equity-related awards and, therefore, total compensation, may not represent the amounts that each named executive officer will actually realize from the awards. Whether, and to what extent, a named executive officer realizes value will depend on a number of factors, including Company performance and stock price. For more information on RSAs and PSUs, including the Supplemental PSUs, see “Compensation Discussion and Analysis — Structure of our Compensation Program — Long-Term Equity Incentive Compensation” above.

(2)	The amounts shown in this column for 2022 reflect the following components:
•	Messrs. Brightbill, Oxley, Steinbarger, May and Womack received $8,556, $10,413, $10,412, $10,160, and $5,939, respectively, for matching contributions to each individual’s account in our 401(k) plan.
•	Messrs. Brightbill, Oxley, Steinbarger and Womack received $5,391, $2,100, $243, and $493, respectively, for a Company paid life insurance policy.
•	Messrs. Brightbill, Oxley, Steinbarger and Womack received imputed income of $6,884, $1,430, $4,638, and $2,281, respectively, for boat usage.
•	Mr. Womack received $4,420 for a housing allowance.
(3)	Mr. Womack left the Company in February 2022

              2022 PROXY STATEMENT   35

GRANTS OF PLAN-BASED AWARDS IN 2022

The following table provides information concerning grants of plan-based awards during 2022 to our named executive officers.

		ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(1)
NAME	GRANT DATE	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS(2) (#)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS(3) ($)
FREDERICK A. BRIGHTBILL
2022 ANNUAL INCENTIVE BONUS	—	70,000	700,000	1,330,000
RSAs	7/27/2021				20,162	525,018
PSUs	7/27/2021				20,162	525,018
TIMOTHY M. OXLEY
2022 ANNUAL INCENTIVE BONUS	—	17,250	172,500	327,750
RSAs	7/27/2021				4,969	129,393
PSUs	7/27/2021				4,969	129,393
GEORGE STEINBARGER
2022 ANNUAL INCENTIVE BONUS	—	14,500	145,000	275,500
RSAs	7/27/2021				2,785	72,521
PSUs	7/27/2021				2,785	72,521
PATRICK MAY
2022 ANNUAL INCENTIVE BONUS	—	16,800	168,000	319,200
RSAs	7/27/2021				3,226	84,005
PSUs	7/27/2021				3,226	84,005
SCOTT WOMACK(4)
2022 ANNUAL INCENTIVE BONUS	—	17,000	170,000	323,000
RSAs	7/27/2021				3,265	85,021
PSUs	7/27/2021				3,265	85,021

(1)  Reflects the threshold, target and maximum annual cash incentive opportunities under our 2022 short-term incentive plan. At the time of the filing of this proxy statement, the actual results of our short-term incentive plan were finalized, and our named executive officers received the amounts set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(2)  Reflects the number of restricted stock awards and performance stock units granted. These restricted stock awards will vest in equal installments on June 30, 2022, 2023 and 2024. The performance stock units are earned based upon the Company’s performance, over a three-year period, in each case subject to a potential adjustment based upon the application of a total shareholder return.  The amounts reported with respect to PSUs are based on the probable outcome of the performance conditions as of the grant date, which is estimated at target. Had the achievement of the highest level of performance been assumed, the aggregate grant date fair value of the PSUs would be as follows: Mr. Brightbill $1,260,044; Mr. Oxley $310,543; Mr. Steinbarger $174,051; Mr. May $201,612; and Mr. Womack $204,049.

(3)  Reflects the aggregate grant date fair value of equity awards, calculated in accordance with FASB ASC Topic 718, excluding the estimated effect of forfeitures.

(4)  Mr. Womack left the Company in February 2022.

              2022 PROXY STATEMENT   36

OUTSTANDING EQUITY AWARDS AT FISCAL 2022 YEAR-END

The following table sets forth information with respect to outstanding option awards for each of the named executive officers as of June 30, 2022.

	OPTION AWARDS				STOCK AWARDS
GRANT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED UNEARNED OPTIONS (#)	OPTION EXERCISE PRICE ($)(1)	OPTION EXPIRATION DATE	NUMBER OF SECURITIES THAT HAVE NOT VESTED (#)	MARKET VALUE OF SECURITIES THAT HAVE NOT VESTED ($)(2)
FREDERICK A. BRIGHTBILL
12/2/2019	—	—	—	—	6,188(4)	130,257
7/16/2020	—	—	—	—	17,544(5)	369,301
7/16/2020	—	—	—	—	26,316(6)	553,952
7/27/2021	—	—	—	—	13,441(7)	282,933
7/27/2021	—	—	—	—	20,162(8)	424,410
TIMOTHY M. OXLEY
7/16/2015	15,146	— (3)	10.70	7/16/2025	—	—
9/10/2019	—	—	—	—	1,706(4)	35,911
7/16/2020	—	—	—	—	4,136(5)	87,063
7/16/2020	—	—	—	—	6,204(6)	130,594
7/27/2021	—	—	—	—	3,313(7)	69,739
7/27/2021	—	—	—	—	4,969(8)	104,597
GEORGE STEINBARGER
9/10/2019	—	—	—	—	1,042(4)	21,934
7/16/2020	—	—	—	—	2,298(5)	48,373
7/16/2020	—	—	—	—	3,447(6)	72,559
7/27/2021	—	—	—	—	1,857(7)	39,090
7/27/2021	—	—	—	—	2,785(8)	58,624
PATRICK MAY
9/10/2019	—	—	—	—	1,421(4)	29,912
7/16/2020	—	—	—	—	2,707(5)	56,982
7/16/2020	—	—	—	—	4,061(6)	85,484
7/27/2021	—	—	—	—	2,151(7)	45,279
7/27/2021	—	—	—	—	3,226(8)	67,907

*          The table above excludes Mr. Womack as all of his outstanding awards were cancelled in connection with his departure from the Company.

(1)	The option exercise price has been reduced by $4.30, the amount of the special cash dividend paid on June 10, 2016, from an exercise price of $15.00 to an exercise price of $10.70.
(2)	Based on the closing price of the Company’s common stock on June 30, 2022 of $21.05.
(3)	As of July 2019, all options are vested and exercisable.
(4)	The restricted stock vests in three equal annual installments beginning on September 10, 2020.
(5)	The restricted stock vests in three equal annual installments beginning on July 16, 2021.
(6)

The performance stock units will be earned based upon the Company’s performance, over a three-year period, measured by cumulative adjusted earnings per share, subject to a TSR modifier. The “Performance Period” for the awards is a three-year period commencing July 1, 2020 and ending June 30, 2023.

(7)	The restricted stock vests in three equal annual installments beginning on June 30, 2022.
(8)

The performance stock units will be earned based upon the Company’s performance, over a three-year period, measured by cumulative adjusted earnings per share, subject to a TSR modifier. The “Performance Period” for the awards is a three-year period commencing July 1, 2021 and ending June 30, 2024.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Termination of Employment: Except in connection with a change in control (as defined below), upon a named executive officer’s termination of employment for any reason, all unvested RSUs and PSUs are automatically forfeited (unless the Compensation Committee determines otherwise). Upon the expiration of Mr. Oxley’s employment agreement on June 30, 2022, no named executive officer is entitled to additional severance or other payments upon termination of employment.

              2022 PROXY STATEMENT   37

Pursuant to his previously effective employment agreement, as of June 30, 2022, upon a termination by the Company without cause, Mr. Oxley was entitled to severance consisting of (a) continued base salary through the 12 month anniversary of the termination of employment, (b) reimbursement of the COBRA premiums (provided that coverage shall be equivalent to the coverage received while he was employed with the Company) for up to 12 months following termination of employment, and (c) continued STIP and LTIP payments on a pro rata basis for the remainder of the fiscal year following termination of employment (provided he was on track to meet applicable performance targets). Payment of continued base salary would have been subject to reduction for any compensation earned by Mr. Oxley during the 12-month period following termination of employment.

Termination of Employment with Change in Control: In the event a named executive officer’s employment is terminated in connection with a change in control, any unvested RSAs will immediately become vested (assuming no replacement award is offered) and all PSUs (unless the executive is terminated for cause as determined by the Compensation Committee) will be entitled to a payment equal to the target award.

Death or Disability. In the event of death or disability, all PSUs will be entitled to a payment of a pro rata portion of the target award, calculated based on a fraction, the numerator of which is the number of days from the grant date until the date of termination of service resulting from death or disability, and the denominator of which is the total number of days from the grant date until the end of the applicable performance period. RSAs do not automatically vest upon death or disability unless the Compensation Committee in its sole discretion determines otherwise.

The information below describes and quantifies the estimated amount of certain compensation that would become payable to each named executive officer as of June 30, 2022 under the following circumstances: (i) upon termination by the Company; (ii) upon termination in connection with a change in control and (iii) upon death or disability. The estimated value of all unvested equity awards in the above below is based on our closing stock price as of June 30, 2022 of $21.05 per share.

NAME EXECUTIVE OFFICER	TERMINATION OF EMPLOYMENT WITHOUT CAUSE(1)	TERMINATION IN CONNECTION WITH A CHANGE-IN-CONTROL(2)	DEATH OR DISABILITY(3)
Frederick A. Brightbill	—	1,760,854	510,771
Timothy M. Oxley	466,929	772,904	466,929
George Steinbarger	—	240,580	67,914
Patrick May	—	285,564	79,625
Scott Womack(4)	—	—	—

(1)	No named executive officer is entitled to payment or acceleration of vesting of equity awards in connection with a termination of employment for cause.
(2)	These amounts represent the vesting of all outstanding RSAs and the payment of PSUs equal to the target award.
(3)	These amounts represent PSUs that vested based on the formula described above under “Death or Disability.”
(4)	Mr. Womack left the Company in February 2022.

              2022 PROXY STATEMENT   38

As defined by the LTIP, “Change in Control” shall mean and includes each of the following:

•

A transaction or series of transactions (other than an offering of common stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly beneficially owns voting securities representing more than 50% of the voting power of the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

•

During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.9(a) or 2.9(c)) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

•

The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

o

which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, beneficially owning, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

o

after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this section as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

•	The consummation of a liquidation or dissolution of the Company.

The Compensation Committee has full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a change in control has occurred pursuant to the above definition, and the date of the occurrence of such change in control and any incidental matters relating thereto.

OFFER LETTERS WITH OUR NAMED EXECUTIVE OFFICERS

In July 2018, we entered into an employment agreement with Mr. Oxley setting forth the terms of his employment as Chief Financial Officer, Secretary and Treasurer of the Company. The agreement provided for a four-year term, which expired on July 1, 2022. Upon expiration, we no longer maintain employment agreements with any of our named executive officers.

OFFER LETTER WITH FREDERICK A. BRIGHTBILL

On October 30, 2019, the Board of Directors appointed Mr. Brightbill to serve as the Company’s interim Chief Executive Officer following Mr. McNew’s resignation. In connection with his appointment as interim Chief Executive Officer, the Company entered into a letter agreement with Mr. Brightbill regarding the terms of his employment as interim Chief Executive Officer. The letter agreement provided, among other things, a one-time grant of 15,000 RSAs (with terms substantially similar to annual director grants, including a one-year vesting period).

On December 2, 2019, Mr. Brightbill executed an offer letter with the Company to serve as Chief Executive Officer of the Company, which replaced the letter agreement entered into in connection with Mr. Brightbill’s appointment as interim Chief Executive Officer. Mr. Brightbill’s employment with the Company is “at will” and, as such, may be terminated at any time, by either Mr. Brightbill or the Company, with or without advance notice or cause.

Pursuant to his offer letter, Mr. Brightbill received an initial sign-on bonus of 25,000 RSAs, which will vest on the first and second anniversaries of the grant date, and he is entitled to an initial annual base salary of $700,000. In determining the number of RSAs to award Mr. Brightbill in connection with his appointment as permanent Chief Executive Officer, the Compensation Committee took into account the 15,000 RSAs previously awarded to Mr. Brightbill in connection with this appointment as interim Chief Executive Officer.

              2022 PROXY STATEMENT   39

Mr. Brightbill is also eligible for an annual performance-based bonus, based upon annual performance targets established by the Board. The actual annual performance-based bonus paid to Mr. Brightbill under the 2020 STIP, 2021 STIP, and 2022 STIP is set forth above in the Summary Compensation Table in the column entitled “Non-equity incentive plan compensation.” Mr. Brightbill is also eligible for equity awards under our LTIP program up to 150% of base salary should he meet performance targets established by the Board.

              2022 PROXY STATEMENT   40

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our median associate to the annual total compensation of Mr. Brightbill, our Chief Executive Officer. We believe that the pay ratio disclosed below is a reasonable estimate and calculated in a manner consistent with the Pay Ratio Rules.

The 2022 annual total compensation of the median associate identified by the Company, and as described in further detail below, was $51,000, and the total annual compensation of our CEO was $2,491,868. Based on this information, the ratio of the median annual total compensation of all associates to the annual total compensation of our CEO is 1:49.

The methodology we used to identify the median of the annual total compensation of all our associates, as well as to determine the annual total compensation of our “median associate,” is as follows:

•	To identify the median Associate, we started with our associate population as of June 30, 2022, which consisted of approximately 1,750 individuals. The total number of non-U.S. Associates was four.
•	We then excluded certain non-U.S. associates as permitted under SEC rules.
•	We calculated compensation using base pay earnings, overtime earnings, and annual incentives paid to our associates in fiscal 2022.
•	We annualized compensation for any associates who started work in fiscal 2022.

              2022 PROXY STATEMENT   41

OUR SHAREHOLDERS

BENEFICIAL OWNERSHIP OF THE COMPANY’S SECURITIES

The following table sets forth information concerning beneficial ownership of our common stock as of September 2, 2022, unless otherwise indicated, by each of the directors and nominees for director, by each of the named executive officers, by all directors, nominees for director and executive officers as a group, and by beneficial owners of more than five percent of our common stock.

NAME	NUMBER OF SHARES OF COMMON STOCK OWNED(1)	NUMBER OF SHARES SUBJECT TO RIGHT TO ACQUIRE BENEFICIAL OWNERSHIP	TOTAL SHARES OF COMMON STOCK BENEFICIALLY OWNED	PERCENT OF SHARES OF COMMON STOCK OUTSTANDING(2)
BENEFICIAL OWNERS OF 5% OR MORE OF OUR COMMON STOCK
Coliseum Capital Management, LLC(3)	1,605,742	—	1,605,742	8.8%
Royce & Associates, LP(4)	1,361,539	—	1,361,539	7.5%
The Vanguard Group(5)	1,259,179	—	1,259,179	6.9%
Systematic Financial Management, L.P.(6)	1,214,237	—	1,214,237	6.7%
BlackRock, Inc.(7)	1,208,404	—	1,208,404	6.7%
Divisar Capital Management LLC(8)	1,082,690	—	1,082,690	6.0%
Directors and named executive officers
Frederick A. Brightbill	165,485	—	165,485	*
Timothy M. Oxley	104,132	15,146	119,278	*
Peter G. Leemputte	23,402	—	23,402	*
Roch Lambert	23,302	—	23,302	*
Patrick May	18,568	—	18,568	*
W. Patrick Battle	18,046	—	18,046	*
Donald C. Campion	16,431	—	16,431	*
TJ Chung	16,399	—	16,399	*
George Steinbarger	16,214	—	16,214	*
Jaclyn Baumgarten	14,504	—	14,504	*
Scott Womack, Former President, NauticStar(9)	6,545	—	6,545	*
Jennifer Deason	6,066	—	6,066	*
All current executive officers, directors and director nominees as a group (12 persons)	429,094	15,146	444,240	2.4%

*	Represents beneficial ownership of less than one percent (1%) of our outstanding common stock.
(1)	Shares shown in the table above include shares held in the beneficial owner’s name or jointly with others, or in the name of a bank, nominee or trustee for the beneficial owner’s account.
(2)	Based on an aggregate of 18,151,436 shares of MasterCraft common stock issued and outstanding as of September 2, 2022.
(3)

As of May 3, 2022, based on information provided in Schedule 13D/A filed with the SEC on May 5, 2022 by Coliseum Capital Management, LLC (“Coliseum”), Coliseum reported shared voting power with respect to 1,605,742 shares of our common stock and shared dispositive power with respect to 1,605,742 shares of our common stock. The address for Coliseum is 105 Rowayton Avenue, Rowayton, CT 06853. The Schedule 13D was filed pursuant to a Joint Filing Agreement dated as of December 30, 2021 among Coliseum Capital Management, LLC, Coliseum Capital, LLC, Coliseum Capital Partners, L.P., Adam Gray, and Christopher Shackelton.

(4)

As of December 31, 2021, based on information provided in Schedule 13G/A filed with the SEC on January 21, 2022 by Royce & Associates, LP (“Royce & Associates”), Royce & Associates reported sole voting power with respect to 1,361,539 shares of our common stock and sole dispositive power with respect to 1,361,539 shares of our common stock. The address for Royce & Associates is 745 Fifth Avenue, New York, NY 10151.

(5)

As of December 31, 2021, based on information provided in Schedule 13G/A filed with the SEC on February 10, 2022 by The Vanguard Group (“Vanguard”), Vanguard reported shared voting power with respect to 40,431 shares, sole dispositive power with respect to 1,213,933 shares of our common stock and shared dispositive power with respect to 45,246 shares of our common stock. The address for Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(6)

As of December 31, 2021, based on information provided in Schedule 13G filed with the SEC on February 10, 2022 by Systematic Financial Management, L.P. (“Systematic”), Systematic reported sole voting power with respect to 602,437 shares of our common stock and sole dispositive power with respect to 1,214,237 shares of our common stock. The address for Systematic is 300 Frank W. Burr Blvd., Glenpointe East, 7th Floor, Teaneck, NJ 07666.

              2022 PROXY STATEMENT   42

(7)

As of December 31, 2021, based on information provided in a Schedule 13G/A filed with the SEC on February 3, 2022 by BlackRock, Inc. (“BlackRock”), BlackRock reported that it has sole voting power with respect to 1,202,748 shares of our common stock and sole power to dispose of, or direct the disposition of 1,208,404 shares of our common stock. The address for BlackRock is 55 East 52nd Street, New York, NY 10055.

(8)

As of December 31, 2021, based on information provided in Schedule 13G/A filed with the SEC on February 11, 2022 by Divisar Capital Management LLC (“Divisar”), Divisar reported shared voting power with respect to 1,082,690 shares of our common stock and shared dispositive power with respect to 1,082,690 shares of our common stock. Based on the Schedule 13G/A, Divisar serves as the general partner and investment manager to each of Divisar Partners QP, L.P. and Divisar Partners, L.P., (collectively “the Funds”). Divisar may be deemed to be the beneficial owner of all shares of our common stock held by the Funds. Mr. Steven Baughman, as CEO of Divisar with the power to exercise investment and voting discretion, may be deemed to be the beneficial owner of all shares of our common stock held by the Funds. Pursuant to Rule 13d-4 under the Securities Exchange Act of 1934, as amended, each of the Funds expressly disclaims beneficial ownership over any of the securities reported in this statement, and the filing of this statement shall not be construed as an admission that either of the Funds are the beneficial owner of any of the securities reported herein.

(9)	Mr. Womack left the Company in February 2022. Number of shares reported is based on the most recent available data to the Company.

              2022 PROXY STATEMENT   43

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following are summaries of certain transactions, arrangements and relationships with certain of our directors, executive officers or shareholders owning 5% or more of our outstanding common stock.

COMPENSATION PROGRAMS

We have entered into certain compensation plans to provide payments to certain of our service providers (including our named executive officers and certain of our non-employee directors) as described under the section titled “Executive Compensation.”

OUR POLICY REGARDING RELATED PARTY TRANSACTIONS

Our Board has adopted a written related party transaction policy setting forth the policies and procedures for the review and approval or ratification of related party transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds $120,000 in any fiscal year and a related party had, has or will have a direct or indirect material interest, including without limitation, purchases of goods or services by or from the related person or entities in which the related party has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related party. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related party’s interest in the transaction.

              2022 PROXY STATEMENT   44

NEXT ANNUAL MEETING—SHAREHOLDER PROPOSALS

RULE 14A-8 PROPOSALS FOR OUR 2023 PROXY STATEMENT

Pursuant to Rule 14a-8 under the Exchange Act, a shareholder proposal submitted for inclusion in our proxy statement for the 2023 annual meeting of shareholders (the “2023 Annual Meeting”) must be received by us by May 19, 2023. However, pursuant to such rule, if the 2023 Annual Meeting is held on a date that is before September 25, 2023 or after November 24, 2023, then a shareholder proposal submitted for inclusion in our proxy statement for the 2023 Annual Meeting must be received by us a reasonable time before we begin to print and mail our proxy statement for the 2023 Annual Meeting.

SHAREHOLDER PROPOSALS OF BUSINESS

Under our Bylaws that will be in effect for the 2023 Annual Meeting, a shareholder is eligible to submit a shareholder proposal of business (other than nominations of directors, the procedures for which are described below) at an annual meeting outside the processes of Rule 14a-8 if the shareholder is (1) a shareholder of record at the time of giving notice of such proposal, (2) entitled to vote at the meeting and (3) complies with the notice procedures set forth in our Bylaws. Our Bylaws provide that the proposal must be a proper matter for shareholder action under Delaware law and the shareholder must provide timely notice of the proposal in writing to our Corporate Secretary. To be timely under our Bylaws, our Corporate Secretary must receive advance notice of a proposal for business at the 2023 Annual Meeting between June 27, 2023 and July 27, 2023; provided, however, if and only if the 2023 Annual Meeting is not scheduled to be held between September 25, 2023 and January 3, 2024, such shareholder’s notice must be delivered to our Corporate Secretary not earlier than 120 days prior to the date of the 2023 Annual Meeting and not later than the later of (A) the tenth day following the day of the public announcement of the date of the 2023 Annual Meeting or (B) the date which is 90 days prior to the date of the 2023 Annual Meeting. The advance notice of the proposal must contain certain information specified in our Bylaws, including information concerning the proposal and the shareholder proponent. The foregoing description is only a summary of the requirements of our Bylaws. Shareholders intending to submit a proposal of business at the 2023 Annual Meeting outside the processes of Rule 14a-8 must comply with the provisions specified in our Bylaws.

SHAREHOLDER NOMINATION OF DIRECTORS

Shareholders may nominate directors for election without consideration by the Nominating and Corporate Governance Committee by complying with the eligibility, advance notice and other provisions of our Bylaws. Under our Bylaws that will be in effect for the 2023 Annual Meeting, a shareholder is eligible to submit a shareholder nomination of directors at an annual meeting if the shareholder is (1) a shareholder of record at the time of giving notice of such proposal, on the record date for the annual meeting and at the time of the annual meeting (2) entitled to vote at the meeting and (3) complies with the notice procedures set forth in our Bylaws. The shareholder must provide timely notice of the nomination in writing to our Corporate Secretary. To be timely under our Bylaws, our Corporate Secretary must receive advance notice of a nomination for election of a director at the 2023 Annual Meeting between June 27, 2023 and July 27, 2023; provided, however, if and only if the 2023 Annual Meeting is not scheduled to be held between September 25, 2023 and January 3, 2024, such shareholder’s notice must be delivered to our Corporate Secretary not earlier than 120 days prior to the date of the 2023 Annual Meeting and not later than the later of (C) the tenth day following the day of the public announcement of the date of the 2023 Annual Meeting or (D) the date which is 90 days prior to the date of the 2023 Annual Meeting. The advance notice of the nomination must contain certain information specified in our Bylaws, including information concerning the nominee and the shareholder proponent. The foregoing description is only a summary of the requirements of our Bylaws. Shareholders intending to submit a nomination for the 2023 Annual Meeting must comply with the provisions specified in our Bylaws.

HOUSEHOLDING

The SEC has adopted a rule concerning the delivery of disclosure documents. The rule allows us to send a single annual report, proxy statement, proxy statement combined with a prospectus, information statement, or Notice of Internet Availability of Proxy Materials to any household at which two or more shareholders reside if they share the same last name or we reasonably believe they are members of the same family. This procedure is referred to as “Householding.” This rule benefits both you and MasterCraft. It reduces the volume of duplicate information received at your household and helps MasterCraft reduce expenses. Each shareholder subject to Householding will continue to receive a separate proxy card or voting instruction card.

If any shareholders in your household wish to receive a separate annual report, proxy statement, or Notice of Internet Availability of Proxy Materials, they may call us at (423) 884-2221, write to us at 100 Cherokee Cove Drive, Vonore, TN 37885, or e-mail us at investorrelations@mastercraft.com. If you are a shareholder that receives multiple copies of our proxy materials or Notice of Internet

              2022 PROXY STATEMENT   45

Availability of Proxy Materials, you may request Householding by contacting us in the same manner and requesting a householding consent

CONTACT INFORMATION

Shareholder proposals or nominations should be sent to:

100 Cherokee Cove Drive,

Vonore, Tennessee 37885

Attention: Corporate Secretary

              2022 PROXY STATEMENT   46

OUR MEETING

QUESTIONS RELATING TO THIS PROXY STATEMENT

Q:WHAT IS A PROXY?

A:

It is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. We have designated two of our officers as proxies for the Annual Meeting. These officers are Frederick A. Brightbill and Timothy M. Oxley.

Q:WHAT IS A PROXY STATEMENT?

A:

It is a document that Securities and Exchange Commission (“SEC”) regulations require us to give you when we ask you to vote designating Frederick A. Brightbill and Timothy M. Oxley as proxies to vote on your behalf.

Q:	WHAT IS THE DIFFERENCE BETWEEN A SHAREHOLDER OF RECORD AND A SHAREHOLDER WHO HOLDS STOCK IN STREET NAME?
A:

If your shares are registered in your name with our transfer agent, American Stock Transfer & Trust Company, LLC (“AST”), you are a shareholder of record. If your shares are held in the name of your bank, broker or other nominee, your shares are held in street name.

Q:	WHAT IS THE RECORD DATE AND WHAT DOES IT MEAN?
A:

September 2, 2022 is the record date for the Annual Meeting to be held on October 25, 2022. The record date is established by the Board as required by the Delaware General Corporation Law (“Delaware Law”). Owners of record of our common stock at the close of business on the record date are entitled to receive notice of the meeting and vote at the meeting and any adjournments or postponements of the meeting.

Q:	HOW CAN I ATTEND THE ANNUAL MEETING?
A:

Shareholders as of the record date may attend and vote virtually at the Annual Meeting by registering at www.proxydocs.com/mcft prior to the deadline of October 23, 2022 at 11:59 pm Eastern Time.  To register, shareholders (or their authorized representatives) will need the control number provided on their proxy card, voting instruction form or Notice of Availability of Proxy Materials.  Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the meeting and will also permit you to submit questions.

Q:	CAN I ASK QUESTIONS AT THE ANNUAL MEETING?
A:

Shareholders as of our record date who attend and participate in our virtual Annual Meeting at www.proxydocs.com/mcft will have an opportunity to submit questions live via the Internet during a designated portion of the meeting. These shareholders may also submit a question in advance of the Annual Meeting at www.proxydocs.com/mcft. In both cases, shareholders must have available their control number provided on their proxy card, voting instruction form or Notice of Availability of Proxy Materials.

Q:	HOW DO I VOTE?

              2022 PROXY STATEMENT   47

A:	NAME	IF YOU ARE A SHAREHOLD OF RECORD	IF YOU ARE A BENEFICAL OWNER OF SHARES HELD IN STREET NAME
	BY INTERNET (24 hours a day)*	To vote through the internet, you may complete an electronic proxy card at www.proxydocs.com/mcft. You will be asked to provide the control number from the enclosed proxy card.

To vote through the internet, you must follow the instructions found on the voting instruction form you have received from your broker. You will be asked to provide the control number on that form in order for your vote to be counted.

BY TELEPHONE (24 hours a day)*

To vote over the telephone, dial the toll-free number 855-962-4263 using any touch tone telephone and follow the recorded instructions. You will be asked to provide the control number from the enclosed proxy card.

If your shares are held in the name of a bank, broker or other nominee, follow the voting instructions on the form you receive from your record holder. The availability of Internet and telephone voting will depend on their voting procedures.

	BY MAIL	Return a properly executed and dated proxy card in the prepaid envelope we have provided	Return a properly executed and dated voting instruction form by mail, depending upon the method(s) your bank, brokerage firm, broker-dealer or similar organization makes available
AT OUR ANNUAL MEETING*

Shareholders who wish to attend the meeting in person must register in advance at www.proxydocs.com/mcft prior to the deadline of October 23, 2022 at 11:59 pm Eastern.  All electronic and paper proxy cards must be received by the independent inspector before the polls close at the meeting.

Shareholders who wish to attend the meeting in person must register in advance at www.proxydocs.com/mcft prior to the deadline of October 23, 2022 at 11:59 pm Eastern.  All electronic and paper proxy cards must be received by the independent inspector before the polls close at the meeting.

*

Internet and telephone voting procedures are designed to authenticate shareholders’ identities, allow shareholders to give their voting instructions and confirm that shareholders’ instructions have been recorded properly. We have been advised that the Internet and telephone voting procedures that have been made available to you are consistent with applicable legal requirements. Shareholders voting by Internet or telephone should understand that, while we do not charge any fees for voting by Internet or telephone, there may still be costs, such as usage charges from Internet access providers and telephone companies, for which you are responsible.

The giving of a proxy will not affect your right to vote at the Annual Meeting should you decide to attend.

Q:	WHAT IF I SIGN AND RETURN A PROXY CARD, BUT DO NOT PROVIDE VOTING INSTRUCTIONS?
A:	Proxies that are properly executed and delivered, and not revoked, will be voted as specified on the proxy card. If no direction is specified on the proxy card, the proxy will be voted as follows:
•	for the election of seven directors nominated by the Board for a term that expires at the 2023 Annual Meeting;
•	for the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2023;
•	for the resolution approving, on an advisory basis (i.e. non-binding), the compensation of the Company’s named executive officers (“Say-on-Pay”); and
Q:	WHAT IF I CHANGE MY MIND AFTER I RETURN MY PROXY?
A:

You may change your vote by revoking your proxy at any time before it is exercised, which can be done by voting your shares online while virtually attending the meeting, by delivering a new proxy or by notifying the Company Secretary in writing prior to the meeting. If your shares are held for you in a brokerage, bank or other institutional account, you must contact that institution to revoke a previously authorized proxy. Participation in the Annual Meeting will not alone constitute revocation of a proxy.

              2022 PROXY STATEMENT   48

Q:	WHAT IS A QUORUM?
A:

The presence of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum. The inspector of elections appointed for the meeting will tabulate votes cast by proxy and in person at the meeting and determine the presence of a quorum. Virtual attendance at the Annual Meeting constitutes presence in person for purposes of quorum.

Q:	WILL MY SHARES BE VOTED IF I DO NOT VOTE BY THE INTERNET, SIGN AND RETURN A PROXY CARD, OR VOTE AT THE VIRTUAL ANNUAL MEETING?
A:

If you are a shareholder of record and you do not vote by the Internet, sign and return a proxy card or attend the Annual Meeting and vote electronically, your shares will not be voted and will not count in deciding the matters presented for shareholder consideration in this proxy statement.

If your shares are held in “street name” through a bank, broker or other nominee and you do not provide voting instructions before the Annual Meeting, your broker or other nominee may vote your shares on your behalf under certain circumstances. Brokerage firms have the authority under certain rules to vote shares for which their customers do not provide voting instructions on “routine” matters.

The ratification of the appointment of our independent registered public accounting firm is considered a “routine” matter under these rules. Therefore, brokerage firms are allowed to vote their customers’ shares on this matter if the customers do not provide voting instructions. If your brokerage firm votes your shares on this matter because you do not provide voting instructions, your shares will be counted for purposes of establishing a quorum to conduct business at the meeting and in determining the number of shares voted for or against the routine matter.

When a matter is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that matter, the brokerage firm cannot vote the shares on that matter. This is called a “broker non-vote.” Only the ratification of the appointment of our independent registered public accounting firm is considered a “routine” matter for this Proxy Statement. The election of director nominees is not considered a routine matter. Because the election of director nominees is not considered a “routine” matter for shareholder consideration, the brokers will not have discretionary authority to vote your shares with respect to such matters and if you do not instruct your bank or broker how to vote your shares, no votes will be cast on your behalf with respect to such matters.

We encourage you to provide instructions to your brokerage firm by voting your proxy. This action ensures your shares will be voted at the meeting in accordance with your wishes.

Q:	HOW MAY I VOTE AND HOW MANY VOTES ARE NEEDED FOR EACH PROPOSAL?
A:

For Proposal 1—Election of Directors, you may vote FOR or AGAINST any or all director nominees or you may ABSTAIN as to one or more director nominees. In order to be elected, the number of votes FOR a director must exceed the number of votes AGAINST such director. As set forth in our bylaws, only votes FOR or AGAINST the election of a director nominee will be counted. Abstentions and broker non-votes count for quorum purposes, but not for purposes of the election of directors. A vote to ABSTAIN is not treated as a vote FOR or AGAINST and will have no effect on the outcome of the vote.

For Proposal 2—Ratification of the Appointment of our Independent Registered Public Accounting Firm, you may vote FOR or AGAINST the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors or you may ABSTAIN. A majority of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote must be voted FOR approval of this matter in order for it to pass. Votes cast FOR or AGAINST and ABSTENTIONS with respect to this matter will be counted as shares entitled to vote on the matter. Broker non-votes are not applicable to this matter. A vote to ABSTAIN will have the effect of a vote AGAINST the matter.

For Proposal 3—Advisory Vote on Compensation of Named Executive Officers (Say-on-Pay), you may vote FOR or AGAINST the approval of the compensation of our named executive officers or you may ABSTAIN. A majority of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote must be voted FOR approval of this matter in order for it to pass. Votes cast FOR or AGAINST and ABSTENTIONS with respect to this matter will be counted as shares entitled to vote on the matter. Broker non-votes will not be counted as shares entitled to vote on this matter. A vote to ABSTAIN will have the effect of a vote AGAINST the matter. As an

              2022 PROXY STATEMENT   49

advisory vote, this proposal is not binding. However, the Board of Directors and Compensation Committee will consider the outcome of the vote when making future compensation decisions for our executive officers.

Any other matters: The voting results of any other matters are determined by a majority of votes cast affirmatively or negatively, except as may otherwise be required by law.

No cumulative voting rights are authorized, and dissenters’ rights are not applicable to the matters being voted upon.

Q:	HOW ARE PROXIES SOLICITED AND WHAT IS THE COST?
A:

We will bear all expenses incurred in connection with the solicitation of proxies. We will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of common stock. Our directors, officers and employees may solicit proxies by mail, telephone and personal contact. They will not receive any additional compensation for these activities.

Q:	WHO WILL TABULATE AND CERTIFY THE VOTE?
A:	Mediant, an independent third party, will tabulate and certify the vote and will have a representative to act as the independent inspector of elections for the Annual Meeting.
Q:	WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?
A:

We expect to announce preliminary voting results at the Annual Meeting. We will publish the final results in a current report on Form 8-K within four business days of the Annual Meeting. We will file that report with the SEC, and you can get a copy from:

•our website at www.mastercraft.com by clicking on the Investors link, followed by the Financials link,

•the SEC’s website at www.sec.gov,

•the SEC at 1 (800) SEC-0330, or

•our Corporate Secretary at 100 Cherokee Cove Drive, Vonore, Tennessee 37885.

Q:	HOW CAN I OBTAIN A COPY OF THE 2022 ANNUAL REPORT TO SHAREHOLDERS AND THE ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 2022?
A:

Our 2022 Annual Report to Shareholders, which includes our Annual Report on Form 10-K for the year ended June 30, 2022, is available at www.proxydocs.com/mcft and at www.mastercraft.com by clicking on the Investors link, followed by the Financials link. In addition, our Annual Report on Form 10-K for the year ended June 30, 2022, is available from the SEC’s website at www.sec.gov. At the written request of any shareholder who owns common stock as of the close of business on the record date, we will provide, without charge, paper copies of our Annual Report on Form 10-K, including the financial statements and financial statement schedule, as filed with the SEC, except exhibits thereto. If requested by eligible shareholders, we will provide copies of the exhibits for a reasonable fee. You can request copies of our Annual Report on Form 10-K by mailing a written request to:

100 Cherokee Cove Drive,

Vonore, Tennessee 37885

Attention: Corporate Secretary

              2022 PROXY STATEMENT   50

OTHER MATTERS

OTHER BUSINESS

We know of no other business to be transacted, but if any other matters do come before the meeting, the persons named as proxies in the accompanying proxy, or their substitutes, will vote or act with respect to them in accordance with their best judgment.

Whether or not you expect to attend the Annual Meeting, please complete, date and sign and promptly return the accompanying proxy in the enclosed postage paid envelope or vote via the Internet so that your shares may be represented at the Annual Meeting.

By order of the Board of Directors,

Frederick A. Brightbill CEO and Chairman of the Board

              2022 PROXY STATEMENT   51

APPENDIX A

RECONCILIATION OF NON-GAAP MEASURES

(DOLLARS IN THOUSANDS)	2022
Net income	$ 58,214
Income tax expense	18,172
Interest expense	1,471
Depreciation and amortization	13,614
EBITDA	91,471
Impairments(a)	24,933
Share-based compensation	3,458
Operational improvement initiative(b)	1,216
Adjusted EBITDA	$ 121,078

(a)

Represents non-cash charges of $1.1 million recorded in the Aviara segment for impairment of goodwill and $23.8 million recorded in the NauticStar segment for impairment of other intangible assets and fixed assets.

(b)	Represents third-party consulting fees associated with the operational improvement initiative at our NauticStar segment.

RECONCILIATION OF ADJUSTED EARNINGS PER SHARE

(DOLLARS IN THOUSANDS)	2022
Net income	$ 58,214
Income tax expense	18,172
Impairments(a)	24,933
Amortization of acquisition intangibles	3,881
Share-based compensation	3,458
Operational improvement initiative(b)	1,216
Adjusted Net Income before income taxes	109,874
Adjusted income tax expense(c)	25,271
Adjusted Net Income	$ 84,603

Adjusted Net Income per share:
Basic	$ 4.58
Diluted	$ 4.54
Weighted average shares used for the computation of:
Basic Adjusted Net Income per share(d)	18,455,226
Diluted Adjusted Net Income per share(d)	18,636,512

(a)

Represents non-cash charges of $1.1 million recorded in the Aviara segment for impairment of goodwill and $23.8 million recorded in the NauticStar segment for impairment of other intangible assets and fixed assets.

(b)	Represents third-party consulting fees associated with the operational improvement initiative at our NauticStar segment.
(c)	Reflects income tax expense at a tax rate of 23.0% for fiscal 2022.
(d)

Represents the Weighted Average Shares Used for the Computation of Basic and Diluted earnings (loss) per share as presented on the Consolidated Statements of Operations to calculate Adjusted Net Income per diluted share for all periods presented herein.

A-1

MASTERCRAFT BOAT HOLDINGS, INC YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: • INTERNET Go To: www.proxypush.com/MCFT Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote • PHONE Call 1-855-962-4263 Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructions • MAIL Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided • “ALEXA, VOTE MY PROXY” Open Alexa app and browse skills Search “Vote my Proxy” Enable skill You must register to attend the meeting online and/or participate at www.proxydocs.com/MCFTP.O. BOX 8016, CARY, NC 27512-9903 MasterCraft Boat Holdings, Inc Annual Meeting of Stockholders For Stockholders as of September 02, 2022 TIME: Tuesday, October 25, 2022 8:00 AM, Eastern Time PLACE: Annual Meeting to be held via the Internet - Please visit www.proxydocs.com/MCFT for more details. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Frederick A. Brightbill and Timothy M. Oxley, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of MasterCraft Boat Holdings, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTORS IN ITEM 1, "FOR" THE PROPOSAL IN ITEMS 2 AND 3. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Proposal_Page - VIFL

MasterCraft Boat Holdings, Inc Annual Meeting of Stockholders Please make your marks like this:☒ The Board of Directors recommends a vote FOR the nominees for director listed in proposal 1 and FOR proposals 2 and 3. PROPOSAL YOUR VOTE BOARD OF DIRECTORS RECOMMENDS FOR Election of Seven Nominees FOR AGAINST ABSTAIN W. Patrick Battle FOR #P2##P2##P2# Jaclyn Baumgarten FOR #P3##P3##P3# Frederick A. Brightbill FOR #P4##P4##P4# Donald C. Campion FOR #P5##P5##P5# Jennifer Deason FOR #P6##P6##P6# Roch Lambert FOR #P7##P7##7# Peter G. Leemputte FOR #P8##P8##P8# AGAINST ABSTAIN To ratify the appointment of Deloitte & Touche LLP as the Company’s Independent Registered FOR Public Accounting Firm for fiscal year 2023. #P9##P9##P9# To approve, on an advisory basis, the compensation of the Company's named executive officers. FOR #P10# #P10# #P10# You must register to attend the meeting online and/or participate at www.proxydocs.com/MCFT Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date